UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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☐  Preliminary Proxy Statement
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RSC HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6929 East Greenway Parkway
Scottsdale, Arizona 85254

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 29, 2008

TO THE STOCKHOLDERS OF RSC HOLDINGS INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of RSC Holdings Inc., a Delaware corporation, will be held on Thursday, May 29, 2008, at 9:00 A.M. local time, at the Scottsdale Marriott at McDowell Mountains, 16770 Perimeter Drive, Scottsdale, Arizona 85260, for the following purposes:

1. To elect three Directors to hold office until the 2011 Annual Meeting of Stockholders;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm, for our year ending December 31, 2008;

3. To approve an amendment to our Amended and Restated Stock Incentive Plan, which includes an increase in the aggregate number of shares of common stock available for issuance under such plan by 3,600,000 shares, to a total of 10,982,943 shares; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 31, 2008, as the record date for the determination of stockholders entitled to notice of and to vote on the items listed above at this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

Kevin J. Groman
Senior Vice President, General Counsel
and Corporate Secretary

April 18, 2008

YOUR VOTE IS IMPORTANT.  PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD FOR VOTING BY INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON; OR, IF YOU PREFER, KINDLY MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID, IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES OF RECORD ARE HELD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

6929 East Greenway Parkway
Scottsdale, Arizona 85254

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 29, 2008

ARTICLE I. PROXY MATERIALS AND ANNUAL MEETING

Unless the context otherwise requires, in this Proxy Statement, (i) “RSC Holdings” means RSC Holdings Inc., (ii) “RSC” means RSC Equipment Rental, Inc., our primary operating company and an indirect wholly owned subsidiary of RSC Holdings, (iii) “we,” “us” and “our” mean RSC Holdings and its consolidated subsidiaries, including RSC, (iv) “our common stock” means the common stock of RSC Holdings and (v) “recapitalization” means the transaction consummated on November 29, 2006, in the form of a Recapitalization Agreement by and among Atlas Copco AB (“ACAB”), Atlas Copco Finance S.à.r.l. (“ACF”), investment funds associated with Ripplewood Holdings L.L.C. (“Ripplewood”) and Oak Hill Capital Management, LLC (“Oak Hill” and together with Ripplewood, the “Sponsors”) and RSC Holdings, pursuant to which the Sponsors acquired approximately 85% of RSC Holdings’ common stock. In May 2007, we completed an initial public offering (“IPO”) of our common stock, which consisted of 20,833,333 shares, 12,500,000 were new shares offered by us and 8,333,333 were shares offered by the Sponsors and ACF.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	General — Why am I receiving these materials?
	A:	On or about April 18, 2008, we sent the Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and our 2007 Annual Report to you, and to all stockholders of record as of the close of business on March 31, 2008, because the Board of Directors of RSC Holdings is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders.
2.	Q:	Date, Time, and Place — When and where is the Annual Meeting of Stockholders?
	A:	The Annual Meeting of Stockholders will be held on Thursday, May 29, 2008, at 9:00 A.M. local time, at the Scottsdale Marriott at McDowell Mountains, 16770 Perimeter Drive, Scottsdale, Arizona 85260.
3.	Q:	Purpose — What is the purpose of the Annual Meeting?
	A:	At the Annual Meeting, stockholders will act upon the matters outlined in this Proxy Statement and in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement. Senior management of RSC Holdings will also present information about our performance during 2007 and will answer questions, if applicable, from stockholders.
4.	Q:	Attending the Annual Meeting — How can I attend the Annual Meeting?
	A:	You will be admitted to the Annual Meeting if you were a RSC Holdings stockholder or joint holder as of the close of business on March 31, 2008, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee, or nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 31, 2008, a copy of the voting instruction card provided by your broker, trustee, or nominee, or other similar evidence of ownership. If a stockholder is an entity and not a natural person, a maximum of two representatives per such stockholder will be admitted to the Annual Meeting. Such representatives must comply with the procedures outlined herein and must also present evidence of authority to represent such entity. If a stockholder is a natural person and not an entity, such stockholder and his/her immediate family members will be admitted to the Annual Meeting, provided they comply with the above procedures. In order to be admitted to the Annual Meeting, all attendees must provide photo identification and comply with the other procedures outlined herein upon request.
5.	Q:	Voting — Who can vote and how do I vote?
	A:	The Board of Directors of RSC Holdings has established the record date for the Annual Meeting of Stockholders as March 31, 2008. Only holders of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have four options for submitting their votes:
• via the Internet;
• by phone, using the toll-free number provided on the Proxy Card;
• by mail, using the enclosed Proxy Card and postage-paid envelope, if mailed in the United States; or
• in person at the Annual Meeting, with a Proxy Card or other legal proxy.
If you have Internet access, we encourage you to record your vote on the Internet at
www.proxyvote.com, as it is convenient for you and it saves us postage and processing costs. In addition, when you vote via the Internet or by phone prior to the date of our Annual Meeting, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your Proxy Card or, if applicable, the e-mail you received for electronic delivery of this Proxy Statement. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone, or mail, will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the broker, bank or other nominee a legal proxy issued in your name.
6.	Q:	Quorum and Voting Procedures — What constitutes a quorum; What are the voting procedures?
	A:	The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting of Stockholders is necessary to constitute a quorum. On March 31, 2008, RSC Holdings had 103,147,575 shares of common stock outstanding. Thus, the presence of the holders of common stock representing at least 51,573,788 votes will be required to establish a quorum. Abstentions and “broker non- votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non- vote occurs when a nominee, such as a broker, holding shares in “street name” for a beneficial owner, does not vote on a particular proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. Each share of common stock is entitled to one vote and stockholders do not have the right to cumulate their votes for the election of Directors.
Directors are elected by the affirmative vote of a plurality of the shares of common stock entitled to vote at the Annual Meeting, present in person or by proxy. The three nominees receiving the highest number of affirmative votes will be elected. You may vote for or withhold your vote. Our By-Laws provide that the affirmative vote of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present in person or by proxy, is required for all other proposals. With respect to the, ratification of our independent registered public accounting firm and approval of the amendment to our Amended and Restated Stock Incentive Plan, you may vote for or against, or abstain from voting for each proposal. If you abstain from voting for the ratification of the appointment of our independent registered public accounting firm or for the amendment to our Amended and Restated Stock Incentive

Plan, your abstention will have the same effect as a vote against the proposal because abstentions are treated as present and entitled to vote for purposes of determining the number of shares entitled to vote on the proposal in question, but do not contribute to the affirmative votes required to approve or ratify the proposal, as the case may be.
If you are a stockholder of shares held in street name, and you would like to instruct your broker how to vote your shares, you should follow the directions provided by your broker. Please note that because New York Stock Exchange, or NYSE, rules currently view uncontested director elections and ratification of independent registered public accounting firms as routine matters, your broker is permitted to vote on the proposals presented in this Proxy Statement if it does not receive instructions from you. Please note that brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on the proposal for the amendment to our Amended and Restated Stock Incentive Plan.
7.	Q:	Revocation of Proxy — May I change my vote after I return my proxy?
	A:	Yes. You may revoke your proxy before it is voted at the Annual Meeting of Stockholders by delivering a signed revocation letter to the Corporate Secretary of RSC Holdings, or by submitting a new proxy, dated later than your first proxy, in one of the ways described in question 5 above. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If you are attending in person and have previously mailed your Proxy Card, you may revoke your proxy and vote in person at the meeting. If you are a stockholder of shares held in street name by your broker and you have directed your broker to vote your shares, you should instruct your broker to change your vote.
8.	Q:	Voting Results — Where can I find the voting results of the Annual Meeting?
	A:	We intend to announce preliminary voting results at the Annual Meeting and on the “About Us — Investors — Annual Meeting”
portion of our website located at www.RSCrental.com. We will report final results in our Quarterly Report on Form 10-Q for the second quarter of 2008.
9.	Q:	Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?
	A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple Proxy Cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please vote each Proxy Card and voting instruction card that you receive.
10.	Q:	Electronic Distribution — How can I receive my proxy materials electronically?
	A:	If you received your Annual Meeting materials by United States mail, we encourage you to conserve natural resources, and significantly reduce printing and mailing costs by signing up to receive your RSC Holdings stockholder communications electronically. With electronic delivery, you will be notified via e-mail of the availability of the Annual Report and Proxy Statement on the Internet, and you can easily vote online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To enroll for electronic delivery, visit www.RSCrental.com and click on the link “About Us — Investors — Annual Meeting — Reduce Paper”.
11.	Q:	Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?
	A:	Most RSC Holdings stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:
Record Holders — If your shares are registered directly in your name with our Transfer Agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record or Record Holder. As the stockholder of record, you have the right to grant your voting proxy directly to

RSC Holdings or to vote in person at the Annual Meeting of Stockholders. We have enclosed or sent a Proxy Card for you to use.
Beneficial Owner — If your shares are held in a brokerage account or by another nominee, you are considered the Beneficial Owner of shares held in street name, and these proxy materials are being forwarded to you automatically, along with a voting instruction card from your broker, bank, or nominee. As a Beneficial Owner, you have the right to direct your broker, bank, or nominee how to vote and are also invited to attend the Annual Meeting. Since a Beneficial Owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank, or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non- discretionary” items. Discretionary items are proposals considered routine under the rules of the NYSE on which your broker may vote shares held in street name in the absence of your voting instructions. On non- discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
12.	Q:	Householding — What is householding?
	A:	The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Proxy Statements with respect to two or more stockholders sharing the same address by delivering a copy of these materials, other than the Proxy Card, to those stockholders. This process, which is commonly referred to as “householding,” can mean extra convenience for stockholders and cost savings for RSC Holdings. Beneficial Owners can request information about householding from their banks, brokers, or other holders of record. Through householding, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce printing costs and postage fees.
Stockholders who participate in householding will continue to receive separate Proxy Cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of Proxy Statements and Annual Reports, or if you hold stock in more than one account and wish to receive only a single copy of the Proxy Statement or Annual Report for your household, please contact Broadridge Householding Department, in writing, at 51 Mercedes Way, Edgewood, New York 11717, or by phone at (800) 542-1061. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you are a Beneficial Owner. Record Holders may also direct their written requests to RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary, or by phone at (480) 905-3300.
13.	Q:	Solicitation — Who will pay the costs of soliciting these proxies?
	A:	We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy Card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone, or personal solicitation by our Directors, officers, or other employees. No additional compensation will be paid to our Directors, officers, or other regular employees for such services.
14.	Q:	Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?
	A:	Other than the proposals described in this Proxy Statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting of Stockholders. If you grant a proxy, the persons named as proxy holders, Erik Olsson, our President and Chief Executive Officer, and Kevin J. Groman, our Senior Vice President, General Counsel and Corporate Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
15.	Q:	Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders, or to nominate individuals to serve as Directors?
	A:	Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the deadline for submitting a stockholder proposal for inclusion in our Proxy Statement and Proxy Card for our 2009 Annual Meeting of Stockholders is January 28, 2009. Under our By-Laws, stockholders who wish to bring matters or propose Director nominees at our 2009 Annual Meeting of Stockholders must provide specified information to us between January 29, 2009, and February 28, 2009. Stockholders are also advised to review our By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations. Our By-Laws may be found on the “About Us — Investors — Corporate Governance”
portion of our website located at www.RSCrental.com. Proposals by stockholders must be mailed to our Corporate Secretary at our principal executive office at 6929 East Greenway Parkway, Scottsdale, Arizona 85254.
16.	Q:	Nomination of Directors — How do I submit a proposed Director nominee to the Board of Directors for consideration?
	A:	You may propose Director nominees for consideration by the Board of Directors. Any such recommendation should include the nominee’s name and qualifications for Board of Director membership and should be directed to our Corporate Secretary at the address of our principal executive office set forth herein. Such recommendation should disclose all relationships that could give rise to a lack of independence and also contain a statement signed by the nominee acknowledging that he or she will owe a fiduciary obligation to RSC Holdings and our stockholders. The section titled “Corporate Governance and the Board of Directors”
herein provides additional information on the nomination process. In addition, please review our By-Laws in connection with nominating a Director for election at future Annual Meetings.
17.	Q:	Additional Information — Where can I find additional information regarding RSC Holdings?
	A:	Our Annual Report to stockholders contains our Annual Report on Form 10-K for 2007, which is filed with the U.S. Securities and Exchange Commission, or the SEC, and may be obtained via a link posted on the “About Us — Investors — SEC Filings”
portion of our website located at www.RSCrental.com.

ARTICLE II. BOARD OF DIRECTORS

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation, By-Laws, and Stockholders Agreement provide that our Board of Directors be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of Directors, with each class having a three-year term. Vacancies on our Board of Directors may be filled by persons elected by a majority of the remaining Directors, as further directed in the Stockholders Agreement. For a description of the Stockholders Agreement to which the Sponsors are a party, see “Certain Relationships and Related Party Transactions.” A Director elected by our Board of Directors to fill a vacancy, including a vacancy created by an increase in size of our Board of Directors, will serve for the remainder of the full term of the class of Directors in which the vacancy occurred and until that Director’s successor is elected and qualified. The Board of Directors is presently composed of twelve members, eleven of whom are non-employees. In addition, our Board of Directors has determined two of our twelve Directors to be independent under the applicable rules and regulations governing “independence.” There are currently no vacancies.

There are four Directors in the class whose terms of office expire in 2008, three of which, Mr. John R. Monsky, Mr. Christopher Minnetian, and Mr. Donald C. Roof, are nominees for re-election. If elected at the Annual Meeting of Stockholders, each of the nominees would serve until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the earlier of their death, resignation, or removal. The remaining Director whose term expires at the Annual Meeting, Mr. Mark A. Cohen, is not standing for re-election in accordance with the Stockholders Agreement. In addition, the Board of Directors anticipates appointing an independent Director before May 23, 2008, as required by NYSE listing requirements. As a result, after the Annual Meeting we expect to have a total of twelve Directors.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders. Unless a Proxy Card contains instructions to vote differently, signed, returned proxies will be voted FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a Director, such proxies may be voted for the election of a substitute nominee designated by our Board of Directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each nominee for Director for election for a three-year term expiring at the 2011 Annual Meeting of Stockholders:

Christopher Minnetian, age 39, has served as a Director of RSC Holdings and RSC since November 2006. Mr. Minnetian is a Managing Director and General Counsel of Ripplewood Holdings L.L.C., having been with the firm since 2001. Previously, Mr. Minnetian was an attorney with the law firm of DLA Piper where he was a member of the firm’s Corporate & Securities practice group. At DLA Piper, his practice focused on domestic and international mergers and acquisitions, venture capital transactions, private equity investments and associated general corporate matters. Prior to such time, Mr. Minnetian worked at the law firm of Reed Smith LLP. Mr. Minnetian currently serves as a director of Aircell LLC, Delavau LLC, Last Mile Connections, Inc., and Saft Power Systems, each of which is a portfolio company of Ripplewood Holdings L.L.C.

John R. Monsky, age 49, has served as a Director of RSC Holdings and RSC since February 2007. Mr. Monsky is a Partner and General Counsel of Oak Hill Capital Management, LLC. He also serves as General Counsel of Oak Hill Advisors, LP. He has served with such firms, and their related entities, since 1993. Previously, Mr. Monsky served as a mergers and acquisitions attorney at Paul, Weiss, Rifkind, Wharton & Garrison LLP, an assistant counsel to a Senate committee on the Iran-Contra affair and a law clerk to the Hon. Thomas P. Griesa of the Southern District of New York. Mr. Monsky serves as a director of Genpact Investment Co. (Lux) SICAR Sarl., The Butler Company, and Medico Life Insurance Company.

Donald C. Roof, age 56, has been a Director of RSC Holdings and RSC since August 2007. Mr. Roof most recently served as Executive Vice President and Chief Financial Officer of Joy Global Inc. from 2001 to 2007. Prior to joining Joy, Mr. Roof served as President and Chief Executive Officer of Heafner Tire Group, Inc. from 1999 to 2001 and as Chief Financial Officer from 1997 to 1999. Mr. Roof currently serves as a director of Accuride Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES

Continuing Directors

The eight Directors whose terms will continue after the Annual Meeting and will expire at the 2009 Annual Meeting or the 2010 Annual Meeting are listed below.

Set forth below is biographical information for each Director whose three-year term will expire at the 2009 Annual Meeting of Stockholders:

Douglas Kaden, age 36, has served as a Director of RSC Holdings and RSC since November 2006. He is a Partner of Oak Hill Capital Management, LLC and has been with the firm since 1997. Mr. Kaden is responsible for investments in the business and financial services industry group. Prior to joining Oak Hill Capital Management, LLC, he worked at James D. Wolfensohn, Inc., a mergers and acquisitions advisory firm. Mr. Kaden serves as a director of Vertex Data Science, Ltd. and Ability Reinsurance Holdings, Ltd.

Erik Olsson, age 45, has served as President and Chief Executive Officer of RSC Holdings and RSC since August 2006. Mr. Olsson joined us in 2001 as Chief Financial Officer and in 2005 became our Chief Operating Officer. From 1998 to 2001, Mr. Olsson held various senior financial management positions at Atlas Copco Group in Sweden, Brazil and the United States, most recently serving as Chief Financial Officer for Milwaukee Electric Tool Corporation in Milwaukee, Wisconsin, an Atlas Copco Group owned company at that time, from 1998 to 2000.

James H. Ozanne, age 64, has served as a Director of RSC Holdings and RSC since May 2007. Mr. Ozanne currently serves as a director of Financial Security Assurance Holdings Ltd. and Distributed Energy Systems Corp. Mr. Ozanne is a Principal of Greenrange Partners, having been with the firm since 1996. Mr. Ozanne was Vice Chairman and Director of Fairbanks Capital Corp. from 2001 through 2005 and Director of Acquisitor Holdings from 2000 to 2005. Mr. Ozanne was also Chairman of Source One Mortgage Corporation from 1997 to 1999. Previously, Mr. Ozanne was Chairman and Director of Nations Financial Holdings Corporation, President and Chief Executive Officer of US WEST Capital Corporation and Executive Vice President of General Electric Capital Corporation.

Scott Spielvogel, age 34, has served as a Director of RSC Holdings and RSC since November 2006. Mr. Spielvogel is a Managing Director of Ripplewood Holdings L.L.C., having been with the firm since 2005. From 1998 to 2005, Mr. Spielvogel was a Principal at Windward Capital Partners, a private equity firm focused on leveraged buyouts of middle market companies in a wide variety of industries. From 1995 to 1998, Mr. Spielvogel was an associate at boutique investment banking firm The Argosy Group LP and its successor, CIBC Oppenheimer. Mr. Spielvogel currently serves as a director of Last Mile Connections, Inc. and Saft Power Systems, each of which is a portfolio company of Ripplewood Holdings L.L.C.

Set forth below is biographical information for each Director whose three-year term will expire at the 2010 Annual Meeting of Stockholders:

Timothy Collins, age 51, has served as a Director of RSC Holdings and RSC since November 2006. Mr. Collins founded Ripplewood Holdings L.L.C. in 1995 and has been Chief Executive Officer and Senior Managing Director since its inception. Prior to founding Ripplewood Holdings L.L.C., he managed the New York office of Onex Corporation, a Toronto-based investment company, from 1990 to 1995. Prior to Onex, Mr. Collins was a Vice President at Lazard Frères & Company from 1984 to 1990. Previously, he worked from 1981 to 1984 with the management consulting firm of Booz, Allen & Hamilton, specializing in strategic and operational issues of major industrial and financial firms. Mr. Collins is also the Chief Executive Officer of RHJ International SA, a diversified holding company listed on Euronext as RHJI. Mr. Collins currently serves as a director of Commercial International Bank and RHJ International, each of which is publicly traded, and Supresta LLC, which is a portfolio company of Ripplewood Holdings L.L.C.

Edward Dardani, age 46, has served as a Director of RSC Holdings and RSC since November 2006. He is a Partner of Oak Hill Capital Management, LLC and has been with the firm since 2002. Mr. Dardani is responsible for investments in the business and financial services industry group. Prior to joining Oak Hill Capital Management, LLC in 2002, he worked in merchant banking at DB Capital Partners from 1999 to 2002, as a management consultant at McKinsey & Company, and in the high-yield and emerging-growth companies groups at Merrill Lynch. Mr. Dardani serves as a director of American Skiing Company, Cargo 360, Inc., and ExlService Holdings, Inc.

Denis J. Nayden, age 54, has served as a Director and Chairman of the Board of RSC Holdings and RSC since November 2006. He has been a Managing Partner of Oak Hill Capital Management, LLC since 2003. Mr. Nayden co-heads the Oak Hill industry groups focused on investments in basic industries and business and financial services. Prior to joining Oak Hill Capital Management, LLC in 2003, Mr. Nayden was Chairman and Chief Executive Officer of GE Capital from 2000 to 2002, and had a 27-year tenure at General Electric Co., during which time he also served as Chief Operating Officer, Executive Vice President, Senior Vice President, and General Manager in the Structured Finance Group, Vice President and General Manager in the Corporate Finance Group, and Marketing Administrator for Air/Rail Financing as well as in various other positions of increasing responsibility. Mr. Nayden serves as a director of Duane Reade, Inc., Genpact Global Holdings, GMH Communities Trust, Healthcare Services, Inc., and Primus International, Inc.

Donald Wagner, age 44, has served as a Director of RSC Holdings and RSC since November 2006. Mr. Wagner is a Senior Managing Director of Ripplewood Holdings L.L.C., having been with the firm since 2000. Mr. Wagner is responsible for investments in several areas and heads the industry group focused on investments in basic industries. Previously, Mr. Wagner was a Managing Director of Lazard Frères & Co. LLC and had a 15 year career at that firm and its affiliates in New York and London. He was the firm’s chief credit and capital markets expert in its merger advisory and corporate finance activities and specialized in corporate finance assignments involving leveraged companies. Mr. Wagner was also a member of all of the firm’s Underwriting Committees and sat on the Investment Committees of Lazard Capital Partners and Lazard Technology Partners. Mr. Wagner currently serves as a director of Aircell LLC and Saft Power Systems, each of which is a portfolio company of Ripplewood Holdings L.L.C.

ARTICLE III. CORPORATE GOVERNANCE

Board Governance

Our Board of Directors has adopted written corporate governance guidelines, which may be found on the “About Us — Investors — Corporate Governance” portion of our website, www.RSCrental.com, or upon request in writing to RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary. Those guidelines set forth requirements relating to Director independence, mandatory retirement age, simultaneous service on other boards and changes in Directors’ principal employment. They establish responsibilities for meeting preparation and participation, the evaluation of our financial performance and strategic planning and the regular conduct of meetings of non-management Directors outside the presence of management Directors. They also provide for Directors to have direct access to our management and employees, as well as to our outside counsel and independent registered public accounting firm.

Code of Business Conduct and Ethics

Our Board of Directors has adopted written standards of business conduct applicable to our Board of Directors, chief executive and financial officers, our controller and all our other officers and employees. Copies of our Code of Business Conduct and Ethics are available without charge on the “About Us — Investors — Corporate Governance” portion of our website, www.RSCrental.com, or upon request in writing to RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary.

Board Independence

Ripplewood, Oak Hill, and ACF collectively own over 50% of our outstanding common stock. Because these stockholders are parties to a voting agreement, they are considered a “group” and we are therefore considered a “controlled company,” within the meaning of NYSE rules. As a result, we rely on exemptions from the requirement to have a majority of independent directors, fully independent audit, compensation and nominating and corporate governance committees and other requirements prescribed for such committees by the NYSE. For a description of the Stockholders Agreement to which these stockholders are a party, see “Certain Relationships and Related Party Transactions.”

Our Board of Directors has determined that two members of our Audit Committee, Messrs. Ozanne and Roof, are “independent” as defined in the federal securities laws and NYSE rules. In view of our status as a controlled company under NYSE rules, our Board has not made a determination of independence with respect to any of our Directors not serving on our Audit Committee. The Board anticipates appointing a third independent Director before May 23, 2008, as required by NYSE listing requirements.

Under our Corporate Governance Guidelines, our Board of Directors periodically reviews the relationships between the non-employee Directors and RSC Holdings as part of the assessment of Director independence. No Director will be deemed independent unless our Board affirmatively determines that the Director has no material relationship with us, directly or as an officer, stockholder or partner of an organization that has a relationship with us. Applying these standards for the non-employee Directors in 2007, the Board has determined that Messrs. Ozanne and Roof meet applicable independence standards.

Board Meetings

During 2007, our Board of Directors held six meetings. Each of our Directors attended 75% or more of the aggregate of the total number of meetings of our Board held during the period in which he was a Director and the total number of meetings held by all Board committees on which he served during the periods served, other than Mr. Collins, who attended 50% of such meetings.

Directors are invited and it is anticipated that they will attend the Annual Meeting of Stockholders, in any manner permitted by Delaware General Corporate Law. The 2008 Annual Meeting of Stockholders will be the first annual meeting since our IPO in May 2007.

Board Committees

Our Board of Directors has three standing committees: Audit, Compensation, and Executive and Governance. Their composition and roles are discussed below. Our Board has adopted a written charter for each committee and each charter may be found on the “About Us — Investors — Corporate Governance” portion of our website located at www.RSCrental.com. Copies of each charter are available free of charge upon written request by any stockholder to RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary.

Executive and
	Audit		Compensation	Governance

Denis J. Nayden				✓
Mark Cohen
Timothy Collins				✓
Edward Dardani			✓	✓
Douglas Kaden
Christopher Minnetian
John R. Monsky
Erik Olsson				✓
James H. Ozanne	✓	*
Donald C. Roof	✓
Scott Spielvogel
Donald Wagner	✓		✓	✓

*	Chairman

The Audit Committee

Our Audit Committee consists of Messrs. Ozanne (Chair), Roof, and Wagner and held three meetings in 2007. Our Board has designated each of our independent members of our Audit Committee “audit committee financial experts” and all members have been determined to be “financially literate” under NYSE rules. From January to August 2007, the Audit Committee was comprised of Messrs. Kaden, Ozanne, and Wagner. Upon Mr. Roof’s appointment to the Board of Directors in August 2007, he replaced Mr. Kaden on the Audit Committee. Mr. Wagner, as a Senior Managing Director of Ripplewood, is not considered an independent Director, as Ripplewood beneficially holds as of March 31, 2008, approximately 33.7% of our common stock.

Pursuant to its charter, which is attached hereto as Exhibit A, our Audit Committee assists our Board in fulfilling its oversight responsibilities by overseeing and monitoring:

•	our accounting, financial, and external reporting policies and practices;

•	the integrity of our financial statements;

•	the independence, qualifications, and performance of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	the management of information services and operational policies and practices that affect our internal control;

•	our compliance with legal and regulatory requirements; and

•	the preparation of our Audit Committee’s report included in our proxy statements.

In discharging its duties, our Audit Committee has the authority to retain independent legal, accounting and other advisors.

The Compensation Committee

Our Compensation Committee consists of Messrs. Dardani and Wagner and held two meetings in 2007. Pursuant to its charter, our Compensation Committee:

•	oversees our compensation and benefit policies generally;

•	evaluates the performance of our Chief Executive Officer as it relates to all elements of compensation, as well as the performance of our senior management group;

•	approves and recommends to our Board all compensation plans for members of our senior management group;

•	approves the short-term compensation of our senior management group (subject, in the case of our Chief Executive Officer, to the ratification of our Board) and recommends compensation for members of our Board;

•	approves and authorizes grants to our senior management group under our incentive plans;

•	prepares reports on executive compensation required for inclusion in our proxy statements; and

•	reviews our management succession plan.

The Compensation Committee is permitted to delegate its responsibilities to subcommittees as it deems appropriate. In discharging its duties, our Compensation Committee has the authority to retain independent legal, accounting and other advisors.

The Executive and Governance Committee

Our Executive and Governance Committee consists of Messrs. Collins, Dardani, Nayden, Olsson and Wagner and did not have any official meetings in 2007. Pursuant to its charter, our Executive and Governance Committee:

•	may exercise the full powers and prerogatives of our Board and take any action our Board could take, subject to specified limitations;

•	assists our Board in determining the skills and qualities of individuals recommended for membership on our Board;

•	reviews the composition of our Board and its committees;

•	reviews and evaluates Directors for re-nomination and reappointment to committees; and

•	reviews and assesses the adequacy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics.

Nomination Process — Qualifications

The Executive and Governance Committee believes that candidates for Director should have certain minimum qualifications and have the highest personal integrity and ethics. The Executive and Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Executive and Governance Committee retains the right to modify these qualifications from time to time. Candidates for Director nominees are reviewed in the context of the current composition of our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Executive and Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and RSC Holdings, to maintain a balance of knowledge, experience and capability. In the case of incumbent Directors whose terms of office are set to expire, the Executive and Governance Committee reviews these Directors’ overall service to RSC Holdings during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the Directors’ independence. In the case of new Director candidates, the Executive and Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards and applicable SEC rules and regulations. The Executive and Governance Committee may also use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Executive and Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

The Executive and Governance Committee will consider Director candidates recommended by stockholders and, to date, other than pursuant to the Stockholders Agreement discussed herein, we have not received a timely Director nominee from a stockholder or stockholders holding more than 5% of our common stock. The Executive and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth herein, based on whether or not the candidate was recommended by a stockholder, except as necessary to fulfill obligations under the Stockholders Agreement described herein. Stockholders who wish to recommend individuals for consideration by the Executive and Governance Committee to be nominees for election to the Board of Directors may do so by delivering a written recommendation to RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary. All such requests must be received in accordance with the advanced notice procedures described in our By-Laws available on the “About Us — Investors — Corporate Governance” portion of our website located at www.RSCrental.com. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information and a description of the proposed nominee’s qualifications as a Director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a Director if elected.

Stockholders Agreement

RSC Holdings is a party to a Stockholders Agreement with Ripplewood, Oak Hill and ACF, who currently hold the majority of our outstanding common stock. The Stockholders Agreement gives each Sponsor the right to designate four nominees for election to the Board of Directors. Each stockholder that is a party to the Stockholders Agreement is required to take all necessary action to cause the nominees of the other Sponsors to be elected, which actions include recommending the nominees of the other Sponsors to our Board for inclusion in the slate of nominees recommended by the Board to stockholders for election. Please see “Certain Relationships and Related Party Transactions” for more information on the Stockholders Agreement.

Stockholder Communication

Stockholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary. Our Corporate Governance Guidelines set forth the process for handling letters received by RSC Holdings and addressed to the Board of Directors. Under that process, the Corporate Secretary of RSC Holdings is responsible for reviewing, summarizing, or sending a copy to the Board, the Chairman of the Board, or Committee Chairman, whichever is applicable, any correspondence that deals with the functions of the Board or committees, ethical issues, or general matters that would be of interest to the Board. Any stockholder correspondence that deals with accounting, internal controls, or auditing matters will be sent immediately to the Chairman of the Board and to the Chair of the Audit Committee. Directors may at any time review a log of all relevant correspondence received by RSC Holdings that is addressed to non-employee members of the Board of Directors and obtain copies of any such correspondence. With respect to other correspondence received by RSC Holdings that is addressed to one or more Directors, the Board has requested that the following items not be distributed to Directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and services complaints, product and services inquiries, resumes and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations, and advertisements.

Board Compensation

Our Directors who are not also employees or appointees of the Sponsors or ACF each receive a $125,000 annual retainer fee, of which $45,000 is payable in cash and $80,000 is payable in the form of restricted stock units and is subject to the terms and conditions of the RSC Holdings Inc. Amended and Restated Stock Incentive Plan and the applicable Director Restricted Stock Unit Agreement. The number of restricted stock units granted to an independent Director each year is the quotient obtained by dividing (i) $80,000 by (ii) the closing market price of a share of our common stock on the date of grant as reported on the NYSE. For the avoidance of doubt, only whole shares up to $80,000, or the applicable prorated amount, are granted with any nominal cash remaining with us.

The chairman of the Audit Committee is paid an additional annual cash fee of $15,000 and upon the appointment of an independent chairman of the Compensation Committee an additional annual cash fee of $7,500 will be paid. We also reimburse our Directors for reasonable and necessary expenses incurred in the performance of their duties. During 2007, our Directors received the following remuneration:

2007 Director Compensation Table

Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)(1)	($)(2)	($)

Denis J. Nayden	—	—	—
Mark Cohen	—	—	—
Timothy Collins	—	—	—
Edward Dardani	—	—	—
Douglas Kaden	—	—	—
Christopher Minnetian	—	—	—
John R. Monsky	—	—	—
Erik Olsson(3)	—	—	—
James H. Ozanne	$37,479	$49,968	$87,447
Donald C. Roof	17,013	30,241	47,254
Scott Spielvogel	—	—	—
Donald Wagner	—	—	—

(1)	Represents the annual cash retainer payable to all non-employee independent Directors in the amount of $45,000, pro-rated for the period of time such Director served on the Board in 2007. In addition, Mr. Ozanne was paid an additional $15,000 for his service as chairman of the Audit Committee pro-rated for the period of time served as Audit Committee Chair.

(2)	Represents the fair value of restricted stock units based on $80,000, issued to all non-employee independent Directors, pro-rated for the period of time such Director served on the Board in 2007, which is recognized as a compensation expense in our financial statements for 2007. The grant date fair value for each share of restricted stock unit was the closing price of our common stock on the date of grant as reported on the NYSE which, for Mr. Ozanne was $22.09, and for Mr. Roof was $17.40. Restricted stock units vest fully at the end of each fiscal year served, yet may not be converted until six months following the cessation of service as a Director. As of December 31, 2007, Mr. Ozanne held 2,262 restricted stock units and Mr. Roof held 1,738 restricted stock units.

(3)	Mr. Olsson receives no compensation in connection with his services as a Director, but he is compensated in connection with his responsibilities as Chief Executive Officer and President as fully described herein.

Compensation Committee Interlocks and Insider Participation

During 2007, Messrs. Dardani and Wagner served on our Compensation Committee. No member of the Compensation Committee is an officer or employee of RSC Holdings. Mr. Dardani is a Partner at Oak Hill and Mr. Wagner is a Senior Managing Director at Ripplewood. For information regarding relationships among RSC Holdings and Ripplewood and Oak Hill and related entities, see “Certain Relationships and Related Party Transactions.”

During 2007, none of our executive officers served as a member of a compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served on our Compensation Committee and none of our executive officers served as a director of another entity, any of whose executive officers served on our Board of Directors or Compensation Committee.

ARTICLE IV. AUDIT COMMITTEE REPORT*

The Audit Committee has reviewed and discussed with management and KPMG LLP, the independent registered public accounting firm, the audited financial statements of RSC Holdings Inc. for the year ended December 31, 2007.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Audit Committee has: (i) considered whether non-audit services provided by KPMG LLP are compatible with its independence; (ii) received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1, and (iii) discussed with KPMG LLP its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors of RSC Holdings that the audited financial statements be included in RSC Holdings’ Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

James H. Ozanne, Chair
Donald C. Roof
Donald Wagner

      * The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing, unless specifically incorporated therein.

ARTICLE V. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

Fees for services performed by KPMG LLP, our independent registered public accounting firm, during 2007 and 2006, were:

	2007	2006

Audit fees(1)	$1,860,000	$3,142,500
Audit-related fees	0	0
Tax fees(2)	0	8,555
All other fees	0	0

Total	$1,860,000	$3,151,055

(1)	Audit fees were for services rendered in connection with the audit of the financial statements included in our Annual Report on Form 10-K for 2007, and Form S-1 for 2006; reviews of the financial statements included in our Quarterly Reports on Form 10-Q; and providing comfort letters in connection with our IPO. Audit fees for 2007, included approximately $0.3 million of fees for non-recurring services related to filings in connection with the Registration Statement on Form S-1 of RSC Holdings, which related to RSC Holdings’ IPO, and filings in connection with the Registration Statement on Form S-4 of RSC, which related to RSC’s exchange offer for its outstanding high-yield securities. Audit fees for 2006, included approximately $1.1 million relating to a three-year carve out audit of RSC Holdings and RSC for 2003, 2004, and 2005, which was required as part of the filing of the Registration Statement on Form S-1.

(2)	Tax fees related to tax compliance, preparation of tax returns, tax planning, and tax assistance for international service employees. The Audit Committee has determined that the rendering of tax services by KPMG LLP is compatible with maintaining its independence.

Pre-approval Procedures

The Audit Committee has established procedures for the pre-approval of all audit and permitted non-audit related services provided by our independent registered public accounting firm. The procedures include, in part, that: (i) the Audit Committee, on an annual basis, shall pre-approve the independent registered public accounting firm’s engagement letter/annual service plan; (ii) the Audit Committee Chair has been delegated the authority to pre-approve any permitted non-audit services up to $25,000 per individual proposed service; (iii) the Audit Committee must pre-approve any permitted non-audit services that exceed $25,000 per individual proposed service; and (iv) at each regularly scheduled Audit Committee meeting: (a) the Chairman of the Audit Committee will review any services that were pre-approved since the last Audit Committee meeting; and (b) a review will be conducted of the services performed and fees paid since the last Audit Committee meeting. All fees described above incurred after our IPO in May 2007, were pre-approved by the Audit Committee.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008. Services provided by KPMG LLP in 2007, are described under “Independent Registered Public Accounting Firm Fees.” Additional information regarding the Audit Committee is provided in the Report of the Audit Committee on page 13.

KPMG LLP has audited our financial statements since 2003. Representatives of KPMG LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions and to make such statements as they may desire.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO

ARTICLE VI. COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the RSC Holdings Inc. Annual Report on Form 10-K for the year ended December 31, 2007, and the 2008 Proxy Statement.

COMPENSATION COMMITTEE

Edward Dardani
Donald Wagner

* The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing, unless specifically incorporated therein.

ARTICLE VII. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis is intended to provide information regarding the compensation program of RSC Holdings for our named executive officers as it has been designed by our Compensation Committee. Our named executive officers for 2007 include our Chief Executive Officer, former Chief Financial Officer, and next three highest compensated executive officers for the year ended December 31, 2007. It will discuss the structure and philosophy of our compensation program. In addition, it will detail the manner in which it was developed and continues to evolve, including the elements involved in the determination of executive compensation, and the reasons we use those elements in our compensation program.

On November 27, 2006, ACAB sold approximately 85% of RSC Holdings to the Sponsors, resulting in the formation of an entirely new Board of Directors and committee structure. As a result, the newly formed Compensation Committee, which governs our compensation programs, began evaluating our compensation program and instituted certain core elements of our current compensation program, such as an Annual Incentive Plan and an equity-based long-term incentive plan.

In connection with our IPO in May 2007, the Compensation Committee reaffirmed the need to continually evaluate the compensation program to ensure its competitiveness and ability to attract and retain executives with the appropriate skill sets to further enhance stockholder value as a public company. The Compensation Committee retained Mercer Human Resources Consulting, or Mercer, as its independent compensation consultant. In 2008, Mercer will be providing recommendations regarding compensation benchmarking, analysis, design, structure, philosophy and peer group development, to ensure that we have a compensation program, which is both competitive and aligned with the long-term interests of our stockholders.

Structure

Our compensation program is structured by our Compensation Committee. The Compensation Committee continually reviews, refines and approves all elements of our compensation program for our executive officers. Management assists the Compensation Committee with the alignment of strategy through benchmarking, plan design, and administration of our compensation program. In addition, our Chief Executive Officer provides the Compensation Committee with his analysis and recommendations on various elements of the compensation program.

Compensation Philosophy

Our compensation philosophy is based on our desire to attract, retain, and motivate highly-talented and qualified executives while rewarding the achievement of strategic goals that are aligned with the long-term interest of stockholders. This philosophy supports the need to retain and attract executive talent with specific skill sets, including leadership, team work, long-term strategic vision, a customer-centric focus, and strong results-based orientation. Our compensation philosophy is aligned with our desire for profitable growth in our business resulting in our belief that a significant portion of overall compensation should be at risk through performance-based incentive awards and equity-based compensation. This compensation program supports our results-driven culture, instilling in management the economic incentives of ownership and encouraging executives to focus on stockholder return.

Compensation Elements

The four elements of our executive compensation are: (1) annual base salary, (2) annual performance-based incentive, (3) long-term equity incentive compensation, and (4) benefits. These elements are designed to:

•	attract, retain, and motivate highly talented and qualified executives;

•	incent profitable and responsible growth;

•	establish clear goals that hold executives accountable for performance;

•	align annual performance-based incentives with our strategic goals; and

•	align equity compensation with the long-term interests of our stockholders.

Therefore, we have designed our programs to measure and reward performance based on short and long-term objectives, including profitable growth, cash flow, and value creation. These elements of compensation, along with overall levels of compensation, are evaluated and may be adjusted every year. As part of the evaluation process, we compare the compensation of our senior executives with the compensation of similarly situated executives at surveyed companies across all industries with revenues of $1 billion to $2.5 billion. We accomplish this utilizing recognized published compensation surveys, such as Mercer U.S. Executive Compensation Survey, Towers Perrin U.S. CDB Executive Compensation Database and Watson Wyatt Survey Report on Top Management. We also include other considerations, such as business and individual performance, retention, market conditions, and good corporate stewardship in developing our annual compensation program. In 2008, the Compensation Committee engaged Mercer to assist it with establishing an appropriate peer group to provide a benchmark to help evaluate the competiveness of our compensation program. Following are each of the four elements of our compensation program discussed in greater detail:

1.	Annual Base Salary

Base salary is an essential element to attract, retain, and motivate highly talented and qualified executives and to compensate them for services rendered. On an individual level, we historically have adjusted base salaries on an annual basis in June, taking into account our compensation philosophy while assessing each individual’s performance and contribution to our business. However, due in part to the recapitalization, the new Board and committee structure, and the IPO in May 2007, there were no adjustments to our executive officers base salary in 2007. Instead, the Compensation Committee determined it was appropriate to conduct a comprehensive full year performance review of the executive officers compensation in 2008. As a result, the Compensation Committee, with the assistance of Mercer, is currently conducting an evaluation to determine the competitiveness of the compensation program, which includes benchmarking and peer group development. As of the date of this Proxy Statement, there have been no adjustments to base salary in 2008, however, when the evaluation is complete the Compensation Committee may consider an increase in base salary, including a retroactive adjustment to the beginning of 2008. The base salaries paid to our named executive officers in 2007 are set forth in the “Summary Compensation Table.”

2.	Annual Performance-Based Incentive

Our annual performance-based incentive also plays an important role in attracting and retaining our highly talented and qualified executives. In addition, our annual performance incentive is intended to align individual efforts with our long-term strategic goals, and driving value to our stockholders. To achieve these goals the Board approved our Annual Incentive Plan in 2007, whereby the Compensation Committee carefully selects performance targets and criteria, which are aligned with stockholder interests, that hold our executives accountable for profitable and responsible growth.

For 2007, the target incentive level was set at 75% of base salary for all of our named executive officers. The minimum incentive level for 2007 for our named executive officers was 37.5% of base salary and the maximum incentive level was capped at 200% of base salary for our Chief Executive Officer and 150% of base salary for the other named executive officers. The maximum incentive level for the Chief Executive Officer was higher than that of the other named executive officers because this position has greater accountability and responsibility for our overall success.

For 2007, the Compensation Committee selected an equity value-based performance criteria using a formula taking into account EBITDA (excluding certain costs associated with the IPO) for 2007, and our level of debt at December 31, 2007. The Compensation Committee established the target goal based on our operating plan for the year. The target equity value of $2,457.4 million was determined by the following formula: EBITDA of $828.2 million, multiplied by 6.5, less target debt of $2,925.9 million. For 2007, we achieved, as concluded by the Compensation Committee, an actual equity value of $2,418.6 million, or 98.42% of target correlating to 77.4% of the targeted incentive level for each of our named executive officers, which resulted in a payout of 58.05% of base salary.

Under our Annual Incentive Plan, the Compensation Committee of the Board of Directors has the authority, in its discretion, to increase or reduce the actual annual incentive paid to our named executive officers. The Compensation Committee may take into account any factors it considers appropriate, including our overall performance and an individual’s contribution to that performance. For 2007, the Compensation Committee did not exercise this discretion.

For 2008, the Compensation Committee established the annual performance-based incentive criteria to be EBITDA, net capital expenditures, and individual performance measures. EBITDA is defined as consolidated net income before net interest expense, income taxes, and depreciation and amortization. Net capital expenditures is defined as the purchase of rental equipment and purchase of property and equipment (including property and equipment acquired under capitalized lease obligations), less proceeds from sales of rental equipment and proceeds from sale of property and equipment.

The performance goals are subject to the following adjustments: (i) any incremental EBITDA impact resulting from acquisitions or extraordinary events during the year will be excluded; (ii) any incremental net capital expenditure impact resulting from acquisitions or extraordinary events during the year will be excluded; and (iii) specific performance objectives will be determined at the beginning of 2008, and only modified with exceptions, all such discretion of such payout will be at the determination/discretion of the Compensation Committee. The Compensation Committee has established a minimum performance EBITDA target, which must be achieved before there is any payout under either the net capital expenditures goal or specific performance objectives.

The Compensation Committee established the following weightings and threshold, target and maximum payout amounts for the performance goals. Payout amounts are based upon the base salary of the executive officer for the year ending December 31, 2008. For each performance goal: Payout = Base Salary x (Weighting x Percentage Achievement).

	Achievement
Performance Goals	Weighting	Threshold	Target	Maximum(1)

EBITDA	50%	37.5%	75%	150	%/200%
Net capital expenditures	35%	37.5%	75%	150	%/200%
Specific performance objectives	15%	37.5%	75%	150	%/200%

(1)	The maximum achievement for our Chief Executive Officer is 200%. The maximum achievement for all other named executive officers is 150%.

In accordance with the SEC’s rules, what we refer to herein as the annual incentive is reported in the “Summary Compensation Table” under the column “Non-Equity Incentive Plan Compensation.”

3.	Long-Term Equity Incentive Compensation

We provide equity-based compensation to create long-term incentive compensation for our named executive officers. Long-term equity incentive compensation helps to incent the successful execution of our immediate and long-term business plan, to attract and retain key leaders, and to align management with stockholder interests. The program operates through the RSC Holdings Inc. Amended and Restated Stock Incentive Plan, or Stock Plan, which allows for the award of stock options, performance-based awards, stock appreciation rights, restricted stock, restricted stock units, deferred shares, and supplemental units. On April 4, 2008, the Board amended the Stock Plan, subject to stockholder approval, that in part increases the shares available for issuance by an additional 3,600,000 shares. For a description of the Stock Plan, see Proposal Three.

As stated herein the Compensation Committee is undertaking a comprehensive review of our compensation program, and as a result, no equity awards were granted in 2007 to our named executive officers. In January 2008, in connection with Mr. Mathieson’s commencement of employment as our Senior Vice President and Chief Financial Officer, he received an equity award equivalent to $400,000 of equity determined by the Black-Scholes calculation resulting in 81,067 stock options, which has a term of ten years and annual vesting of 25% per year, subject to Mr. Mathieson’s continued employment.

In 2006, while still a private company, we established an equity investment and incentive program for our named executive officers and select other officers. Through this program we sought to instill in our named executive officers a true “ownership” culture, where they viewed themselves as equity stakeholders in our business, with a significant personal financial stake in the long-term increase in stockholder value. The main elements of this program involved: (a) each named executive officer making an investment in our shares of common stock in an amount that was, for him, a material personal investment; and (b) the grant of a significant number of options to purchase our common stock that are subject to vesting over a five-year period with one-third of the options vesting based on continued employment, and two-thirds of the options vesting based generally on RSC Holdings’ performance against pre-established financial targets. All options granted in 2006 have a term of ten years from the date of grant. Each year up to 20% of the performance-based options may vest as follows: 10% of the performance-based options will vest if 80% of the pre-determined performance targets are achieved with prorata vesting up to 20% if 100% of the pre-determined performance targets are achieved. Performance targets may be adjusted if we consummate a significant acquisition, disposition of assets or other transaction that, in the judgment of the Compensation Committee, would impact our consolidated earnings. If performance targets are not achieved during any fiscal year, options that failed to vest as a result may still vest based on the achievement of the combined performance targets for the fiscal year the target was not achieved together with the following two fiscal years.

Financial performance targets are established annually by the Compensation Committee of the Board of Directors using a formula taking into account EBITDA and our level of debt as more fully described under “Annual Performance Incentive” herein. Each year up to 20% of the performance-based options may vest. Based on the actual equity value for 2007 of $2,418.6 million, or 96.06% of target, 19.2% of the named executive officers’ performance-based options vested in March 2008.

All option grants were non-qualified options with a per-share exercise price no less than the fair market value of one share of RSC Holdings stock on the grant date. Under the terms of the Stock Plan, the Board of Directors or Compensation Committee may accelerate the vesting of an option at any time. The following table describes the post-termination and change of control provisions to which options are generally subject; capitalized terms in the table are defined in the Stock Plan.

Event	Consequence

Termination of employment for Cause	All options are cancelled immediately.
Termination of employment without Cause (except as a result of death or Disability)	All unvested options are cancelled immediately. All vested options generally remain exercisable through the earliest of the expiration of their term or 90 days following termination of employment (180 days if the termination is due to a retirement that occurs after normal retirement age).
Termination of employment as a result of death or Disability	Unvested time-vesting options become vested, and vested options generally remain exercisable through the earliest of the expiration of their term or 180 days following termination of employment.
Change in Control	In the event of a Change in Control, Section 10.1 of the Stock Plan provides that the vesting of all outstanding options will accelerate in full and such options be cancelled in exchange for a payment unless either (i) the option agreement provides for a different treatment or (ii) options with substantially equivalent terms and intrinsic value are substituted for existing options in place of the cancellation. The current form of option agreement applicable to outstanding options with performance-based vesting contain a provision that modifies the general rule described in the preceding sentence in the event the Change in Control results in the Sponsors receiving only cash for their equity in us. In such event, (x) the vesting of the performance-based options will accelerate on a pro rata basis between 50% to 100% accelerated vesting based on the Sponsors achieving specified actual cash return on their investment in us depending upon the year in which the Change in Control occurs and (y) unless the Board determines otherwise, any portion of the performance-based options that remain unvested after the application of such vesting acceleration will be cancelled. As the provisions described in the preceding sentence only apply in the event of a Change in Control in which the Sponsors receive only cash for their investment in us, in a Change in Control in which the Sponsors receive some non-cash consideration for their investment in us, the general provisions of Section 10.1 of the Stock Plan will apply.

Generally, employees recognize ordinary income upon exercising options equal to the fair market value of the shares acquired on the date of exercise, minus the exercise price, and we will have a corresponding tax deduction at that time.

4.	Benefits

We provide health and welfare, life and disability insurance, and 401(k) retirement benefits to our named executive officers and all eligible employees. We do not provide pension arrangements or post retirement health coverage for our executives or employees. We also offer a Nonqualified Deferred Compensation Plan that allows our named executive officers and certain other employees to contribute on a pre-tax basis a portion of their base and variable compensation. We do not provide any matching contributions to the Nonqualified Deferred Compensation Plan.

We believe perquisites for executive officers should be extremely limited in scope and value, yet beneficial in a cost-effective manner to help us attract and retain our senior executives. Accordingly, we provide our Chief Executive Officer and our named executive officers with an annual limited financial planning allowance of $5,000 and $2,500, respectively, via taxable reimbursements for financial planning services, including financial advice, estate planning and tax preparation, which are focused on assisting officers in achieving the highest value from their compensation package. In addition, our named executive officers also receive an automobile allowance of up to

$14,400 annually. Lastly, we do not provide dwellings for personal use other than for temporary job relocation housing.

Impact of Tax and Accounting Considerations on Compensation Design

We consider and factor into the design of our compensation programs the tax and accounting aspects of these programs. Principal among the tax considerations will be the potential impact of Section 162(m) of the Internal Revenue Code, which generally disallows an income tax deduction for public companies for compensation in excess of $1 million paid in any year to the Chief Executive Officer and to the three next most highly compensated executive officers (excluding the Chief Financial Officer), unless the amount in excess of $1 million is payable based solely upon the attainment of objective performance criteria. To date we have been operating under a transition exemption from such Section 162(m). In the future, our general approach will be to structure the annual incentive bonuses and stock options payable to our executive officers in a manner that preserves the income tax deductibility of that compensation.

Other tax considerations are factored into the design of our compensation programs, including compliance with the requirements of Section 409A of the Internal Revenue Code, which can impose additional taxes on participants in certain arrangements involving deferred compensation, and Sections 280G and 4999 of the Internal Revenue Code, which affect the deductibility of, and impose certain additional excise taxes on, respectively, certain payments that are made upon or in connection with a change of control.

Accounting considerations are also factored into the design of the compensation programs made available to our executive officers. Principal among these is SFAS No. 123(R), which addresses the accounting treatment of certain share-based compensation.

Summary Compensation Table

The following table shows for the years ended December 31, 2006 and 2007 compensation awarded to, paid to, or earned by, our Chief Executive Officer, former Chief Financial Officer and our three other most highly compensated executive officers for the year ended December 31, 2007.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
					Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus		Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)	($)		(2)($)	(3)($)	(4)($)	($)		($)

Erik Olsson	2007	$550,000	—		$909,329	$319,275	—	$23,031	(5)	$1,801,635
President and Chief Executive Officer	2006	445,499	$1,650,000	(1)	67,268	222,750	—	256,407	(6)	2,641,924
Kevin J. Groman	2007	275,000	—		299,432	159,637	—	19,310	(5)	753,379
Senior Vice President, General Counsel and Corporate Secretary	2006	5,288	230,000	(7)	9,845	—	—	554	(6)	245,687
Homer E. Graham, III	2007	260,000	—		295,335	150,930	$19,425	23,385	(5)	749,075
Senior Vice President, Operations	2006	231,682	297,500	(1)	21,848	115,841	—	13,799	(6)	680,670
David Ledlow	2007	260,000	—		406,088	150,930	351,309	18,769	(5)	1,187,096
Senior Vice President, Operations	2006	238,830	195,000	(1)	30,041	119,415	—	17,649	(6)	600,935
Keith A. Sawottke	2007	234,729	100,000	(8)	442,827	—	60,734	58,584	(5)	896,874
Former Senior Vice President and Chief Financial Officer	2006	229,344	373,650	(1)	21,969	114,672	—	21,583	(6)	761,218

(1)	Consists of amounts paid to the named executive officers in 2006 pursuant to the retention benefit agreements in connection with the recapitalization and in the case of Mr. Graham, it also includes an additional bonus of $37,500, for above average performance in 2006.

(2)	Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to SFAS No. 123(R), excluding an estimate of forfeitures, as described in Note 15 of the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 14, 2008.

(3)	Consists of amounts earned in the period referenced, based on the targets reached pursuant to our Annual Incentive Plan for our executive officers.

(4)	Represents total aggregate earnings under our Deferred Compensation Savings Plan, which are based upon investment results of participant selected phantom investment alternatives that track the actual performance of various market investments. The phantom investment alternatives available under our Deferred Compensation Savings Plan all track the performance of actual market investments, and are similar to the investment alternatives offered under our 401(k) plan.

(5)	Consists of: car allowance for Messrs. Groman ($14,400), Graham ($14,400), and Sawottke ($13,846); use of a company car for Messrs. Olsson ($14,250) and Ledlow ($10,910); expatriate tax preparation/filing reimbursement for Mr. Olsson ($1,050); group term life for Messrs. Olsson ($981), Groman ($347), Graham ($1,735), Ledlow ($609), and Sawottke ($852); gift cards for Messrs. Groman ($500), Graham ($500), Ledlow ($500), and Sawottke ($500); matching 401(k) contributions for Messrs. Olsson ($6,750), Groman ($1,563), Graham ($6,750), Ledlow ($6,750), and Sawottke ($6,750); financial planning reimbursement for Mr. Groman ($2,500); and vacation pay out for Mr. Sawottke, upon his separation ($36,636).

(6)	Consists of: car allowance for Messrs. Groman ($554), Graham ($2,769), and Sawottke ($14,285); use of a company car for Messrs. Olsson ($8,312), Graham ($3,191), and Ledlow ($10,528); matching 401(k)

contributions of approximately $6,600 for each named executive officer, other than Mr. Groman; and group term life insurance for each of these executives. In addition, in connection Mr. Olsson’s acceptance of employment with us and his relocation, he received a partial year housing allowance equal to approximately $32,705, pension plan payments equal to approximately $126,700, a relocation tax-gross up equal to approximately $75,676 and certain other relocation and expatriate benefits consistent with the ACAB policy for expatriate employees. These benefits were discontinued in April 2006.

(7)	Mr. Groman received a $230,000 signing bonus in December 2006, in connection with the commencement of his employment.

(8)	Represents a bonus paid to Mr. Sawottke upon his separation in lieu of any bonus he would have received pursuant to our Annual Incentive Plan.

Grants of Plan-Based Awards

The following table summarizes the awards made to the named executive officers under any plan in 2007. No stock options were granted in 2007 to our named executive officers.

Grants of Plan-Based Awards

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
	Threshold	Target	Maximum
Name	($)	($)	($)

Erik Olsson	$206,250	$412,500	$1,100,000
Kevin J. Groman	103,125	206,250	412,500
Homer E. Graham, III	97,500	195,000	390,000
David Ledlow	97,500	195,000	390,000
Keith A. Sawottke	93,413	186,825	373,650

(1)	Represents possible annual incentive plan payments for 2007. Actual earned amounts are shown in the “Summary Compensation Table” under the column “Non-Equity Incentive Plan Compensation.” Bonuses are awarded as a percentage of the executives’ base salary and payment is based on actual base salary for the time period in which the bonus was earned.

Employment Agreements

We have entered into employment agreements with each of our named executive officers. Under the agreements, our named executive officers are entitled to base salary and variable compensation. The executives also participate in RSC Holdings’ employee benefit and equity programs, and receive an annual car allowance (or in certain circumstances, use of the company car), and an annual tax and financial planning service allowance as more fully described in this Compensation Discussion and Analysis. The employment agreements with the named executive officers will continue in effect until terminated by either party, and provide that if the employment of the executive is terminated without Cause or for Good Reason (as defined in the agreement), the executive will receive continued payment of base salary, a pro-rata bonus and certain benefits for a three year period for the Chief Executive Officer and two years for the named executive officers. Please see “Potential Payments Upon Termination or Change in Control” for more specifics. The employment agreements also bind each named executive officers to confidentiality requirements and post-termination non-competition and non-solicitation provisions.

Outstanding Equity Awards at December 31, 2007

The following table summarizes the number of securities underlying the option awards for each named executive officer as of December 31, 2007.

Outstanding Equity Awards at December 31, 2007

	Option Awards
			Equity
			Incentive
			Plan Awards:
	Number of		Number
	Securities	Number of	of Securities
	Underlying	Securities	Underlying
	Unexercised	Underlying	Unexercised
	Options	Unexercised	Unearned	Option	Option
	(1) (#)	Options (#)	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	(2)(#)	Price ($)	Date

Erik Olsson	62,919	251,677	629,193	$6.52	12/4/2016
Kevin J. Groman	20,435	81,741	204,352	6.52	12/19/2016
Homer E. Graham, III	20,435	81,741	204,352	6.52	12/4/2016
David Ledlow	28,098	112,395	280,985	6.52	12/4/2016
Keith A. Sawottke	20,435	79,565	—	6.52	12/4/2016

(1)	These service-based options will vest over five years in equal annual installments on December 4, 2007, 2008, 2009, 2010, and ending 2011 for all named executive officers other than Mr. Groman whose options will vest on each December 19, starting with 2007, 2008, 2009, 2010, and ending 2011.

(2)	These performance-based options have the potential to vest 20% each year, subject to catch-up vesting if applicable, based on RSC Holdings’ achievement of certain pre-determined performance goals, which vest after the completion of each year when the Audit Committee approves the year end audited financial statements. Based on the achievement of the pre-determined 2007 performance goals, 19.2% of these performance-based options vested in March 2008.

Option Exercises and Stock Vested

The following table summarizes the options exercised by our named executive officers in 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized Upon	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Erik Olsson	—	—	—	—
Kevin J. Groman	—	—	—	—
Homer E. Graham, III(1)	—	—	2,368	$52,890
David Ledlow	—	—	—	—
Keith A. Sawottke	—	—	—	—

(1)	Represents the exercise of share appreciation rights that were granted by ACAB. Value based on the aggregate difference between the price of ACAB’s A shares on the date of exercise and the price ($9.69) of those shares.

Pension Benefits

We do not sponsor any qualified or nonqualified defined benefit plans.

Nonqualified Deferred Compensation

We have two deferred compensation plans, one for pre-December 31, 2004, contributions and a draft plan, which is in substantial compliance with 409A for post January 1, 2005, contributions, together these plans are referred to as DCSP. The DCSP allows our eligible employees, including our executive officers, with annual compensation of more than $150,000 to defer a portion of their salary, commission and/or bonus compensation on a pre-tax basis. Because the DCSP is not a tax-qualified plan, the amounts deferred are not subject to the limits imposed by a tax-qualified plan.

Under our DCSP, participants may annually elect to defer up to 50% of their salary and commission compensation, and up to 100% of their performance-based compensation, including eligible bonuses. The minimum deferral is 2% of the participant’s base compensation. Elective deferrals of cash compensation are withheld from a participant’s paycheck and credited, as applicable, to a bookkeeping account established in the name of the participant. A participant is always 100% vested in his or her own elective cash deferrals and any earnings thereon. We may also make discretionary contributions to participants’ accounts in the future, although we do not currently plan to do so. Discretionary contributions made by us in the future, if any, will vest according to the same vesting schedule found in our 401(k) plan. Amounts contributed to a participant’s account through elective deferrals, or through our discretionary contributions, are generally not subject to income tax, and we do not receive a deduction, until they are distributed from the accounts.

Under our DCSP, we are obligated to deliver on a future date deferred compensation credited to the participant’s account, as adjusted for earnings and losses. A participant’s account is adjusted for any positive or negative investment results from phantom investment alternatives selected by the participant that are available under the DCSP, which track actual market investments and are similar to the investment alternatives offered under our 401(k) plan. A participant may make changes to selected phantom investments on a daily basis in accordance with rules established by the DCSP committee. Contributions made pursuant to the DCSP are our unfunded, unsecured general obligations subject to the claims of our creditors. We do not provide matching contributions to the deferrals an employee makes pursuant to the DCSP.

Amounts in a participant’s account will be payable in cash commencing upon the specified distribution date selected by the participant at the time of deferral. However, if a participant’s service with us terminates prior to the selected distribution date or dates, payments will commence as soon as practicable following termination of service. Payments will generally be distributed in the form of a lump sum payment. However, distributions may be made in up to 10 annual installments in the event of the participant’s termination of service due to the participant’s disability, death or termination on or after attaining age 65, or after attaining age 55 with at least 10 years of service with us, depending upon, if applicable, the form of distribution elected by a participant at the time of deferral. Any payments made to our specified employees that commence upon a termination of service will be delayed six months in accordance with the requirements of Section 409A of the Internal Revenue Code. In addition, in the event a participant suffers one or more specified unforeseeable emergencies, the DCSP committee may, in its sole discretion, accelerate the payment of the participant’s account. Payments scheduled to be made under the DCSP may be otherwise delayed or accelerated only upon the occurrence of certain specified events that comply with the requirements of Section 409A of the Internal Revenue Code.

The following table summarizes contributions, earnings, withdrawals and balances, if any, with respect to the DCSP attributable to our named executive officers for 2007.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name(a)	($)	($)	($)	($)	($)

Erik Olsson	—	—	—	—	—
Kevin J. Groman	—	—	—	—	—
Homer E. Graham, III	—	—	$19,425	—	$40,460
David Ledlow	—	—	351,309	—	1,416,299
Keith A. Sawottke	—	—	60,734	—	126,899

Potential Payments upon Termination or Change in Control

Each of the named executive officers is entitled to receive severance if they are terminated without Cause or for Good Reason. Under the terms of each of the employment agreements “Cause” is defined as: (a) the failure of the executive to implement or adhere to material policies, practices, or directives of RSC Holdings, including the Board of Directors; (b) conduct of a fraudulent or criminal nature; (c) any action of the executive that is outside the scope of his employment duties that results in material financial harm to RSC Holdings; (d) conduct that is in violation of any provision of the Employment Agreement or any other agreement between the company and the executive; or (e) solely for purposes of death or disability. “Good Reason” means any of the following occurrences without the executive’s consent: (a) a material diminution in, or assignment of duties materially inconsistent with the executive’s position (including status, offices, titles and reporting relationships); (b) a reduction in base salary that is not a part of an across the board reduction; (c) a relocation of the executive’s principal place of business to a location that is greater than 50 miles from its current location; or (d) RSC Holdings’ material breach of the executive’s employment agreement.

Under the terms of each of the employment agreements, assuming the employment of our named executive officers were to be terminated without Cause or for Good Reason as of December 31, 2007, each named executive officer would be entitled to the following payments and benefits:

•	for Mr. Olsson, continuation of base salary for 36 months and for Messrs. Groman, Graham, and Ledlow, continuation of base salary for 24 months, which will be paid out in accordance with our regular payroll practices;

•	pro-rata portion of variable compensation for the year of termination;

•	continued payment of the same proportion of medical and dental insurance premiums that was paid for by RSC Holdings prior to termination for the period in which the executive is to receive severance payments or until the executive is eligible to receive coverage from another employer;

•	continued life insurance coverage for the period in which the executive is to receive severance payments;

•	accelerated vesting under our 401(k) plan and/or other retirement/pension plan on the date of separation;

•	outplacement counseling and services; and

•	reasonable association fees related to the executive officer’s former duties during the period in which the executive officer is receiving severance payments.

We are not obligated to make any cash payments to these executives if their employment is terminated by us for Cause or by the executive without Good Reason. No severance benefits are provided for any of the executive officers in the event of death or disability. The severance payments are contingent upon the executive continuing to comply with the confidentiality, non-compete, and non-solicitation covenants. The non-compete and non-solicitation covenants are for a period of 18 months for the Chief Executive Officer and 12 months for the other named executive officers.

The following table details the incremental compensation amounts provided to our named executive officers in the event of termination without Cause or for Good Reason or as a result of a change in control:

			Broad-Based
			Benefits
			(Medical,			Total
	Base	Variable	Dental. Life	Stock		Potential
Name	Salary	Compensation(1)	Insurance)	Award(2)	Outplacement	Value

Erik Olsson	$1,650,000	$412,500	$44,006	$4,583,192	$9,500	$6,699,198
Kevin J. Groman	550,000	206,250	26,883	1,488,554	9,500	2,281,187
Homer E. Graham, III	520,000	195,000	13,063	1,488,554	9,500	2,226,117
David Ledlow	520,000	195,000	15,095	2,046,769	9,500	2,786,364
Keith A. Sawottke(3)	622,750	100,000	25,090	370,000	9,500	1,127,340

(1)	Assumes full year award, except for Mr. Sawottke, see footnote (3) below.

(2)	Other than for Mr. Sawottke as specified in footnote (3) below, the dollar amounts in this column reflect the accelerated vesting of all unvested stock options multiplied by our December 31, 2007, closing stock price of $12.55, as reported on the NYSE, minus the purchase price of $6.52, upon termination as a result of a change in control. In the event of termination without Cause or for Good Reason, other than for Mr. Sawottke as specified in footnote (3) below, the named executive officers would not be entitled to accelerated vesting of unvested stock options, and therefore would receive no compensation under this column.

(3)	Mr. Sawottke resigned November 30, 2007, and, as such, the amounts reflected above are actual amounts realized pursuant to the Separation and Release Agreement discussed below.

Separation and Release Agreement

On November 30, 2007, we entered into a Separation and Release Agreement, or Separation Agreement, with Keith A. Sawottke, our former Senior Vice President and Chief Financial Officer, pursuant to which Mr. Sawottke provided transition support through March 14, 2008, the date we filed our Annual Report on Form 10-K for the year ended December 31, 2007. The Separation Agreement provides Mr. Sawottke with the following benefits:

•	Severance Pay: Mr. Sawottke will receive $622,750 as severance, which is equal to 30 months of his base salary. The first severance payment will be delayed six months to achieve compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and Mr. Sawottke will receive a six month catch-up payment in a lump sum at such time, after which he will be paid in accordance with our normal payroll schedule.

•	Severance Bonus: Mr. Sawottke received an additional lump sum payment of $100,000, in lieu of any bonus he would have received under our Annual Incentive Plan.

•	Stock Options: On March 14, 2008, the date we filed our Annual Report of Form 10-K for the year ended December 31, 2007, the vesting of 100,000 shares subject to outstanding stock options held by Mr. Sawottke was accelerated. The value of these shares on March 14, 2008, equaled $370,000, calculated by multiplying the number of such unvested shares by the closing price of our common stock as reported on the NYSE on March 14, 2008 ($10.22), less the exercise price of such stock options ($6.52). On March 14, 2008, we also waived the stock transfer restrictions on Mr. Sawottke pursuant to Section 4 of that certain Employee Stock Subscription Agreement, dated December 4, 2006. All other unvested stock options held by Mr. Sawottke were cancelled upon his resignation.

As consideration for the above benefits, Mr. Sawottke executed a general release of claims in our favor. Pursuant to the Separation Agreement, Mr. Sawottke also received benefits related to continued healthcare coverage, an allowance for financial planning, outplacement services, payment of professional association fees and life insurance. Please see the table above in the Section entitled “Potential Payments upon Termination or Change in Control,” for the value of these benefits.

ARTICLE VIII. STOCK

Security Ownership of Certain Beneficial Owners, Directors, and Officers

The following table sets forth information as of March 31, 2008, with respect to the ownership of the common stock of RSC Holdings by:

•	each person known by us to own beneficially more than 5% of our common stock;

•	each of our Directors;

•	each of the named executive officers in the “Summary Compensation Table” herein; and

•	all of our executive officers and Directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage of outstanding shares, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Subject to the foregoing, the percentage of beneficial ownership is based on 103,147,575 shares of our common stock outstanding as of March 31, 2008.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual and entity listed below is c/o RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary.

	Shares Beneficially Owned
				Number of
	Number of			Shares
	Shares			Beneficially
	Issuable			Owned
	Pursuant	Number of		(Including
	to Options	Restricted		Shares
	Exercisable	Stock		Shown in
	on or Before	Units		First and
	May 30,	Beneficially		Second	Percent of
Name and Address of Beneficial Owner	2008	Owned		Column)	Total

OHCP II RSC, LLC(1)	—	—		23,910,939	23.18%
OHCMP II RSC, LLC(1)	—	—		2,155,540	2.09%
OHCP II RSC COI, LLC(1)	—	—		8,688,850	8.42%
RSC Acquisition LLC(2)	—	—		19,228,758	18.64%
RSC Acquisition II LLC(2)	—	—		15,526,572	15.05%
ACF	—	—		11,816,575	11.46%
Bank of America(3)	—	—		6,447,553	6.25%
Erik Olsson	183,724	—		344,988	*
David Ledlow	82,047	—		174,004	*
Keith A. Sawottke(4)	100,000	—		166,413	*
Kevin J. Groman	59,670	—		127,670	*
Homer E. Graham, III	59,670	—		126,083	*
Donald C. Roof	—	1,738	(5)	11,738	*
James H. Ozanne	—	2,262	(5)	2,262	*
Denis J. Nayden(6)	—	—		—	—
Mark Cohen(7)	—	—		—	—
Timothy Collins(8)	—	—		—	—
Edward Dardani(6)	—	—		—	—
Douglas Kaden(6)	—	—		—	—
Christopher Minnetian(8)	—	—		—	—
John R. Monsky(6)	—	—		—	—
Scott Spielvogel(8)	—	—		—	—
Donald Wagner(8)	—	—		—	—
All Directors and executive officers as a group (20 persons)(9)	617,398	4,000		1,249,428	1.20%

*	Less than 1%

(1)	Represents shares held by funds associated with Oak Hill Capital Management, LLC: (i) OHCP II RSC, LLC, whose sole member is Oak Hill Capital Partners II, L.P., whose general partner is OHCP GenPar II, L.P., whose general partner is OHCP MGP II, LLC; (ii) OHCMP II RSC, LLC, whose sole member is Oak Hill Capital Management Partners II, L.P., whose general partner is OHCP GenPar II, L.P., whose general partner is OHCP MGP II, LLC; and (iii) OHCP II RSC COI, LLC, whose sole member is OHCP GenPar II, L.P., whose general partner is OHCP MGP II, L.L.C. J. Taylor Crandall, John Fant, Steve Gruber, Greg Kent, Kevin G. Levy, Denis J. Nayden, Ray Pinson and Mark A. Wolfson, as managers of OHCP MGP II, LLC, may be deemed to share beneficial ownership of the shares shown as beneficially owned by OHCP II RSC, LLC, OHCMP II RSC, LLC and OHCP II RSC COI, LLC. Such persons disclaim such beneficial ownership.

(2)	Represents shares held by funds associated with Ripplewood Holdings L.L.C.: (i) RSC Acquisition LLC, whose sole member is Ripplewood Partners II, L.P., whose general partner is Ripplewood Partners II GP, L.P., whose general partner is RP II GP, LLC; and (ii) RSC Acquisition II LLC, who is managed by RP II GP, LLC. The sole member of RP II GP, LLC is Collins Family Partners, L.P., who is managed by its general partner, Collins Family Partners Inc. Timothy Collins, as the president and sole shareholder of Collins Family Partners Inc., may be deemed to share beneficial ownership of the shares shown as beneficially owned by RSC Acquisition LLC and RSC Acquisition II LLC. Mr. Collins disclaims such beneficial ownership.

(3)	Based upon a Schedule 13G filed by Bank of America Corporation on February 7, 2008, in which Bank of America Corporation, and certain affiliates, including NB Holdings Corporation, Bank of America N.A., United States Trust Company, N.A., Columbia Management Group, LLC, Columbia Management Advisors, LLC, and Bank of America Trust Company, reported that they had sole voting power over none of such shares, sole dispositive power over none of such shares, shared voting power over 5,941,078 of such shares, and shared dispositive power over 6,447,553 of such shares as of December 31, 2007. The address for Bank of America and its affiliates is 100 North Tyron Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(4)	Mr. Sawottke resigned as our Senior Vice President and Chief Financial Officer effective November 30, 2007.

(5)	Restricted stock units vest fully at the end of each fiscal year served, yet may not be converted until six months following the cessation of service as a Director. Messrs. Roof and Ozanne each have an additional 6,666 of restricted stock units that will vest on December 31, 2008.

(6)	Does not include shares of common stock held by OHCP II RSC, LLC, OHCMP II RSC, LLC and OHCP II RSC COI, LLC, funds associated with Oak Hill Capital Management, LLC. Messrs. Nayden, Dardani, Monsky and Kaden are Directors of RSC Holdings and RSC and executives of Oak Hill Capital Management, LLC. Such persons disclaim beneficial ownership of the shares held by OHCP II RSC, LLC, OHCMP II RSC, LLC and OHCP II RSC COI, LLC.

(7)	Does not include shares of common stock held by Atlas Copco Finance S.à.r.l., an affiliate of Atlas Copco North America LLC. Mr. Cohen is a Director of RSC Holdings and RSC and president of Atlas Copco North America LLC. Mr. Cohen disclaims beneficial ownership of the shares held by Atlas Copco Finance S.à.r.l.

(8)	Does not include shares of common stock held by RSC Acquisition LLC and RSC Acquisition II LLC, funds associated with Ripplewood Holdings L.L.C. Messrs. Collins, Wagner, Minnetian and Spielvogel are Directors of RSC Holdings and RSC and executives of Ripplewood Holdings L.L.C. Such persons disclaim beneficial ownership of the shares held by RSC Acquisition LLC and RSC Acquisition II LLC.

(9)	Includes shares held and stock options and restricted stock units which are currently exercisable or which will become exercisable on or before May 30, 2008, for our Directors, executive officers, and Mr. Sawottke, who resigned in 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of reports filed by our Directors, executive officers and beneficial holders of 10% or more of our common stock, and upon representations from those persons, all reports required to be filed by such persons and entities during 2007 were filed on time.

PROPOSAL THREE

APPROVAL OF AMENDMENTS TO THE RSC HOLDINGS INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN

On November 30, 2006, our Board of Directors approved the RSC Holdings Inc. Amended and Restated Stock Incentive Plan, referred to herein as the Stock Plan. The Stock Plan provides for the discretionary grant of stock awards to RSC Holdings’ named executive officers, other employees and Directors. On May 18, 2007, the Board amended and restated the Stock Plan. On April 4, 2008, the Board amended the Stock Plan, subject to stockholder approval, as described below. The Stock Plan as amended and restated by the Board on April 4, 2008, has been filed with this Proxy Statement.

AMENDMENTS TO THE STOCK PLAN

Share Reserve Increase

On April 4, 2008, the Board of Directors approved, subject to stockholder approval, a 3,600,000 share increase in the number of shares of common stock available for issuance under the Stock Plan. The increase is referred to as the Additional Pool, which together with the other Plan amendments discussed below, are referred to herein as the Amendments.

Prior to April 4, 2008, the Stock Plan authorized for issuance a maximum total of 7,382,943 shares of our common stock. As of March 31, 2008, a total of 987,008 shares had been purchased by management in November 2006, at the then fair market value, options to purchase 4,980,555 shares were outstanding under the Stock Plan, restricted stock units for 17,332 shares were outstanding under the Stock Plan and, excluding the Additional Pool, 1,398,048 shares (plus any shares that might in the future be returned to the Stock Plan as a result of cancellation or expiration of options or forfeiture of stock units) remained available for future grant under the Stock Plan.

The Board believes the Additional Pool is necessary to ensure that the number of shares remaining available for issuance under the Stock Plan is sufficient, in light of our current capitalization, to allow us to continue to attract and retain the services of key individuals essential to our long-term growth and financial success. We rely significantly on equity incentives in the form of stock awards to attract and retain key employees, and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees. We grant options or other stock awards to newly hired or continuing employees based on both competitive market conditions and individual performance.

Section 162(m) Compliance Amendments

On April 4, 2008, the Board of Directors amended the Stock Plan, subject to stockholder approval, in part to permit RSC Holdings, under Section 162(m) of the Internal Revenue Code, to be able to take an income tax deduction for certain compensation expenses. In order for RSC Holdings to be able to continue to deduct for federal income tax purposes certain compensation attributable to the exercise of stock options and stock appreciation rights and the grant of performance-based stock awards under the Stock Plan certain provisions were amended. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1 million for any covered employee. See “United States Federal Income Tax Information” herein for a discussion of the application of Section 162(m).

Annual Limitation on Employee Stock Option, Stock Appreciation Right, and Performance-Based Awards

The Board has amended the Stock Plan, subject to stockholder approval, to provide that no employee may be granted in any calendar year under the Stock Plan stock options, stock appreciation rights, and/or performance-based awards, measured by more than 1,500,000 shares of common stock for all such awards in the aggregate. Previously, no such formal annual limitation, which is a Section 162(m) requirement, was placed on the number of shares of common stock available for grants of options, stock appreciation rights, and/or performance-based awards to any employee.

Specified Performance Criteria

The Board has amended the Stock Plan, subject to stockholder approval, whereby stock awards may be granted subject to the satisfaction of performance goals based on our performance with respect to the specific performance criteria described below in the section “Performance-Based Awards.” If this Proposal Three is approved we will have the ability to take an income tax deduction for certain compensation expenses in compliance with Section 162(m).

Maximum Term of Plan

On April 4, 2008, the Board of Directors also amended the Stock Plan, subject to stockholder approval, to extend the maximum permitted term of the Stock Plan, which would otherwise expire no later than December 1, 2016. The new maximum permitted term of the Stock Plan, if approved by the stockholders, would be the later of December 1, 2016 or the fifth anniversary of the latest stockholder approved share reserve increase to the Stock Plan. The Board adopted this amendment in order to prevent the Stock Plan from expiring within five years following any stockholder approved share reserve increase to the Plan.

Stockholders are requested in this Proposal Three to approve the foregoing Amendments to the Stock Plan. In the absence of stockholder approval of Proposal Three, stock awards may not be granted under the Stock Plan (including awards to employees whose compensation would be subject to Section 162(m)) after the earlier of (i) the exhaustion of the existing share reserve (excluding the Additional Pool) or (ii) December 1, 2016. The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, and entitled to vote at the meeting will be required to approve the Amendments to the Stock Plan as described in this Proposal Three. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE

The essential features of the Stock Plan, including the Amendments, are summarized herein, but the summary is qualified in its entirety by reference to the Stock Plan itself, which has been filed with this Proxy Statement and assumes our stockholders approve the Amendments.

General

The Stock Plan provides for the grant of stock options, stock purchase rights, stock appreciation rights, restricted stock, restricted stock units, performance-based stock awards and deferred stock awards to our employees (including our executive officers) and our Directors. See “United States Federal Income Tax Information” below for a general discussion of the U.S. federal income tax treatment of the various stock awards permitted under the Stock Plan.

Purpose

The Stock Plan was adopted to provide a means by which our employees and Directors could be given an opportunity to benefit from increases in value of our common stock through the granting of stock awards, and assist in retaining the services of persons holding key positions, assist in securing and retaining the services of persons capable of filling such positions, and provide incentives for such persons to exert maximum efforts for our success. Substantially all of our employees and our non-employee Directors are eligible to participate in the Stock Plan.

Administration

The Board of Directors administers the Stock Plan. The Board has the power to construe and interpret the Stock Plan and, subject to the provisions of the Stock Plan, to determine, among other things, the following: the persons to whom stock awards will be granted; when and how stock awards will be granted; the form of stock awards; the provisions of each stock award granted, including the time or times when a person will be permitted to receive stock pursuant to a stock award, the number of shares of common stock subject to each stock award, and the time(s) at which shares of common stock subject to each stock award shall vest, if applicable.

The Board has the power to delegate administration of the Stock Plan to a committee composed of one or more members of the Board. In accordance with the foregoing provisions, the Board has delegated administration of the Stock Plan to the Compensation Committee. As used herein with respect to the Stock Plan, the “Compensation Committee” refers to any committee in addition to the Compensation Committee the Board appoints to administer the Stock Plan as well as to the Board itself.

Eligibility

Stock awards may be granted under the Stock Plan only to our employees (including officers) and our Directors. Although stock options granted under the Stock Plan will not be incentive stock options unless otherwise determined by the Compensation Committee, in the event that incentive stock options are granted under the Stock Plan only our employees are eligible to receive such awards. The Stock Plan specifically provides that Director share awards, in addition to other Stock Plan awards may be granted to our non-employee Directors. Each of our current Directors except Mr. Olsson is currently a non-employee Director.

Stock Subject to the Stock Plan

Subject to stockholder approval of this Proposal Three, an aggregate of 10,982,943 shares of common stock will be reserved for issuance under the Stock Plan. Stock subject to the Stock Plan may be authorized but unissued shares not reserved for any other purpose. If any stock award granted under the Stock Plan is forfeited, cancelled or otherwise terminates without being exercised in full, the shares of common stock not acquired pursuant to such stock award again become available for issuance under the Stock Plan. As of March 31, 2008, the closing price of our common stock as reported on the NYSE was $10.90 per share.

Terms of Awards

The following is a description of the permissible terms of stock awards under the Stock Plan. Individual stock award grants may be more restrictive as to any or all of the permissible terms described herein.

Terms of Stock Options

Exercise price; payment.  The per share exercise price of a stock option granted under the Stock Plan may not be less than 100% of the fair market value of a share of common stock on the date of the option grant. The exercise price of options granted under the Stock Plan, together with any required withholding taxes or similar taxes, charges or fees, must be paid either in:

•	cash,

•	cash equivalents,

•	other readily available funds at the time the option is exercised,

•	pursuant to a broker-assisted cashless exercise, or

•	by delivery of shares of RSC Holdings common stock.

Option Exercise; Vesting.  Options shall become vested or exercisable in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Compensation Committee. Unless otherwise determined by the Compensation Committee, one-fifth of the options shall vest and become exercisable in five equal annual installments on each of the first, second, third, fourth and fifth anniversaries of the grant date, subject to the optionee’s continued service through the applicable vesting dates. The Compensation Committee may accelerate the vesting or exercisability of any option, all options or any class of options at any time and from time to time. Unless otherwise determined by the Compensation Committee, in the event the optionee’s service terminates due the optionee’s death or disability, the vesting of the option shall accelerate.

Term.  Any stock options granted may not have a term exceeding ten years. Following a termination without cause, vested options will generally remain exercisable through the earliest of the expiration of their term or 90 days following termination (180 days in the case of termination due to death, disability or retirement at normal retirement age). In the event of a termination for cause (as defined in the Stock Plan), all options, whether or not vested, shall terminate immediately upon such termination and may not thereafter be exercised.

Terms of Stock Purchase Rights

The Compensation Committee may offer and sell common stock to participants at such time or times under such terms and conditions as it shall determine.

Minimum purchase price.  Unless otherwise determined by the Compensation Committee, the purchase price for our common stock to be offered and sold pursuant to a stock purchase right shall not be less than the fair market value of our common stock on the date of grant.

Payment.  Unless otherwise determined by the Compensation Committee, the purchase price with respect to our common stock offered and sold pursuant to a stock purchase right shall be paid in cash or other readily available funds simultaneously with the closing of the purchase of such common stock.

Terms of Restricted Stock and Restricted Stock Units

General.  Restricted stock and restricted stock unit awards may be granted under the Stock Plan pursuant to restricted stock or restricted stock unit award agreements setting forth the terms of the award.

Consideration.  Restricted stock and restricted stock unit awards may be issued or awarded in consideration for past or future services rendered or to be rendered to us, or any other form of legal consideration acceptable to the Compensation Committee.

Vesting.  Restricted stock and restricted stock unit awards may, but need not be, subject to a forfeiture or repurchase option in favor of RSC Holdings in accordance with a vesting schedule determined by the Compensation Committee. The Compensation Committee has the authority to accelerate the vesting of the shares subject to a restricted stock or restricted stock unit award at any time, in its discretion.

Dividends.  Unless otherwise determined by the Compensation Committee at the time of grant, participants holding outstanding restricted stock awards shall not be entitled to receive any dividends or dividend equivalents paid with respect to such shares of restricted stock. The Compensation Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a restricted stock unit, any dividend equivalents. Any additional restricted stock units credited in respect of dividend equivalents shall become vested and non-forfeitable, if at all, on the same terms and conditions as are applicable in respect of the restricted stock units with respect to which such dividend equivalents were payable.

Termination of Service.  Unless otherwise determined by the Compensation Committee, the following provisions shall apply in the event of a participant’s termination of service. In the event the participant’s service terminates due to death or disability, the vesting of the award shall accelerate in full. In the event the participant’s service terminates due to the participant’s retirement, a pro-rata portion of the award shall accelerate based upon the period of service completed prior to termination. Otherwise, any unvested portion of a restricted stock award or restricted stock unit award shall be forfeited and cancelled to the extent unvested as of the date of the participant’s termination of service.

Settlement and Issuance of Restricted Stock Unit Shares.  Unless otherwise determined by the Compensation Committee, shares subject to a restricted stock unit award shall be issued at the time the shares vest and become non-forfeitable. In the Compensation Committee’s discretion, in lieu of an issuance of shares, the participant may be paid the fair market value of the shares in cash upon the vesting date in settlement of the award.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Stock Plan pursuant to the terms and conditions set forth in a stock appreciation right award agreements approved by the Compensation Committee. Any stock appreciation right granted under the Stock Plan will be granted on a free-standing basis and will generally have the same terms and conditions as stock options issued under the Stock Plan.

Vesting.  Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Compensation Committee.

Payment of Stock Appreciation Right Amount.  Upon exercise of a stock appreciation right, the holder shall be entitled to receive payment, in cash, in shares of common stock or in a combination thereof, as determined by the Compensation Committee, of an amount determined by multiplying the excess, if any, of the fair market value of a common share at the date of exercise over the stock appreciation right’s base value or exercise price, by the number of common shares with respect to which the stock appreciation rights are then being exercised.

Performance-Based Awards

Under the Stock Plan, a stock award may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All of our employees and Directors are eligible to receive performance-based awards under the Stock Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Compensation Committee. The maximum number of shares to be received by any employee in any calendar year attributable to performance-based stock awards in combination with stock options and/or stock appreciation rights may not exceed 1,500,000 shares of our common stock.

In granting a performance-based award, the Compensation Committee will set a period of time, referred to herein as a “performance period,” over which the attainment of one or more goals, referred to herein as “performance goals,” will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Compensation Committee will establish the performance goals, based upon one or more pre-established criteria, referred to herein as “performance criteria,” enumerated in the Stock Plan and described herein. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Stock Plan shall be determined by the Compensation Committee, based on our performance with respect to one or more of the following performance criteria:

•	earnings per share;

•	earnings before interest, taxes and depreciation;

•	earnings before interest, taxes, depreciation and amortization;

•	total stockholder return;

•	return on equity;

•	return on assets, investment, or capital employed;

•	operating margin;

•	margin;

•	income (before or after taxes);

•	operating income;

•	operating income after tax;

•	operating cash flow;

•	sales or revenue targets;

•	increases in revenue or product revenue;

•	expenses and cost reduction goals;

•	improvement in or attainment of working capital levels;

•	economic value added (or an equivalent metric);

•	market share;

•	cash flow;

•	cash flow per share;

•	share price performance;

•	debt reduction;

•	implementation or completion of projects or processes;

•	customer satisfaction;

•	stockholders’ equity;

•	capital expenditures;

•	debt levels; and

•	to the extent that a stock award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Compensation Committee.

With respect to any performance criteria listed herein, the Compensation Committee may adjust the definition of the criteria by providing that such criteria shall apply on either a net or gross basis, if applicable, and excluding elements of the criteria or including an additional element, provided the achievement or non-achievement of the resulting criteria can be objectively determined by the financial information collected by RSC Holdings in the preparation of its financial reports. Furthermore, a criteria could be created that compares RSC Holdings’ performance in a criteria listed herein to the approved budget for such criteria or to the performance over the same performance period of a pre-selected group of companies or a pre-selected index. Notwithstanding the foregoing, the Compensation Committee must select criteria that collectively satisfy the requirements of performance-based compensation for the purposes of Section 162(m) of the Code, including by establishing the targets at a time when the performance relative to such targets is substantially uncertain.

The Compensation Committee is also authorized to determine whether, when calculating the attainment of performance goals for a performance period, to exclude:

•	restructuring and/or other nonrecurring charges;

•	exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings;

•	the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board;

•	the effects of any statutory adjustments to corporate tax rates; and

•	the effects of any “extraordinary items” as determined under generally accepted accounting principles.

In addition, the Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

If this Proposal Three is approved by our stockholders, compensation attributable to performance-based awards under the Stock Plan will qualify as performance-based compensation, provided that:

•	the award is granted by a committee of the Board of Directors (such as the Compensation Committee) comprised solely of “outside directors” within the meaning of Section 162(m) of the Code. An “outside director” generally is a director who is neither one of our current or former officers nor one of our current employees, receives no remuneration from us other than compensation for service as a director, and is not employed by or have certain ownership interests in an entity that receives remuneration from us (except within specified limits applicable under regulations issued pursuant to Section 162(m)); and

•	with respect to awards other than options or stock appreciation rights:

−	the award is earned and payable only upon the achievement of an objective performance goal established in writing by the Compensation Committee within certain time periods and while the outcome is substantially uncertain; and

−	the Compensation Committee certifies in writing prior to the settlement of the award that the performance goal has been satisfied.

Dividend Equivalents.  Unless otherwise determined by the Compensation Committee at or after the date of grant, participants granted performance stock shall not be entitled to receive cash dividends or dividend equivalents. The Compensation Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a performance unit, any dividend equivalents. Any additional performance unit credited in respect of dividend equivalents shall become vested and non-forfeitable, if at all, on the same terms and conditions as are applicable in respect of the performance unit with respect to which such dividend equivalents were payable.

Termination of Service.  In general, in the event a participant’s employment or service terminations prior to the end of the performance period, the participant will forfeit the entire award of performance stock or performance units. However, unless otherwise determined by the Compensation Committee at or after the date of grant, in the event that a participant’s employment or service terminates by reason of death, disability or a normal retirement during the performance period, any award of performance stock or performance units shall become vested and non-forfeitable at the end of the performance period as follows:

•	in the case of death or disability, as to that number of such performance stock or performance units, as the case may be, that is equal to that percentage, if any, of such award that would have been earned had the participant’s employment or service not so terminated prior to the expiration of the performance period; and

•	in the case of a normal retirement, as to that number of such performance stock or performance units, as the case may be, that is equal to that percentage, if any, of such award that would have been earned had the participant’s employment or service not so terminated prior to the expiration of the performance period times a fraction, the numerator of which is the number of days employed during the performance period and the denominator of which is the total number of days during the performance period.

Settlement of Performance Units.  Unless otherwise determined by the Compensation Committee at or after the date of grant, when the performance criteria with respect to an award of performance units is achieved and the performance units become vested and non-forfeitable, the participant shall receive one share of common stock for each such performance unit (including additional performance units credited in respect of dividend equivalents, if any). In the Compensation Committee’s discretion, in lieu of an issuance of shares, the participant may instead be paid in cash the fair market value of the shares in settlement of the award on such issuance date.

Deferred Stock Awards

The Compensation Committee may grant stock awards under the Stock Plan with a built-in deferral feature pursuant to a deferred share award agreement. The Compensation Committee shall determine and set forth in such award agreement the terms of vesting and issuance of such awards. Additionally, subject to such terms and conditions as the Compensation Committee may determine and set forth in a written program that satisfies the requirements of Section 409A of the Code and other applicable laws, participants may be permitted to elect to defer receipt of all or a portion of their annual base compensation and/or incentive bonus and receive in lieu thereof an award of deferred shares under the Stock Plan, including additional supplemental deferred shares that may be granted under the Stock Plan at the Compensation Committee’s discretion. Any supplemental units together with any dividend equivalents credited with respect thereto, may be subject to vesting conditions determined by the Compensation Committee.

Settlement of Deferred Shares.  Unless otherwise determined by the Compensation Committee, a participant shall receive as of the date of such participant’s termination of employment or service (or such other settlement date as may be elected by the participant or determined by the Compensation Committee in accordance with the rules and procedures of the Compensation Committee) one share of common stock for each deferred share credited to such participant’s account and one share of common stock for each supplemental unit that shall have become vested. The Compensation Committee may provide in the award agreement applicable to any deferred shares or supplemental units that, in lieu of issuing common stock, the Compensation Committee may direct RSC Holdings to pay to the participant in cash the fair market value of such common stock as of such payment date.

Adjustment Provisions

The number of shares of common stock available for issuance under the Stock Plan, the maximum number of shares of common stock that may be granted pursuant to stock option, stock appreciation right, and performance-based awards to an employee in a calendar year, and the number, class, exercise price or other terms of any outstanding stock award shall be adjusted by the Compensation Committee to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of RSC Holdings or other similar transaction affecting the common stock, in each case in order to prevent the dilution or enlargement of benefits thereunder.

Restrictions on Transfer; Beneficiary Designations

Participants may not transfer stock awards other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, unless provided otherwise by the Compensation Committee. During the lifetime of the participant, only the participant (or the transferee pursuant to a domestic relations order or other permitted transferee) may exercise an option. A participant may also designate a beneficiary who may exercise an option following the participant’s death.

Effect of Change in Control

Subject to the term of the applicable award agreement, in the event of a change in control in which outstanding stock awards are not assumed or substituted for with a substantially equivalent alternative award by the surviving entity, or for which the Compensation Committee does not provide for such award to be cancelled in consideration for a cash payment as described in the Stock Plan, the following treatment shall apply:

•	all stock options and stock appreciation rights shall become immediately fully vested and exercisable;

•	the period of restriction on all time-based vesting restricted stock, restricted stock units and freestanding deferred stock shall lapse immediately prior to such change in control;

•	shares of common stock underlying stock awards of restricted stock units and deferred stock shall be issued to each participant then holding such stock award immediately prior to such change in control or, at the discretion of the Compensation Committee (as constituted immediately prior to the change in control); and

•	any performance period in progress at the time of the change in control for which performance stock or performance units are outstanding shall end effective upon the occurrence of such change in control and all participants granted such stock awards shall be deemed to have earned a pro rata award based upon the percentage of performance objectives achieved as of the date on which the change in control occurs, and any portion of such stock award for which the applicable pro rated performance objectives have not been achieved shall be forfeited and canceled as of the date of such change in control.

For the purposes of the Stock Plan, a change in control means the first to occur of the following events:

•	the acquisition or sale of 50% or more of the combined voting power of RSC Holding’s then outstanding voting securities (excluding financing transactions);

•	a merger, consolidation or other similar transaction, as a result of which persons who were stockholders of RSC Holdings immediately prior to such transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power of the merged or consolidated company;

•	within any 24-month period, the persons who were Directors of RSC Holdings at the beginning of such period (or persons elected or nominated by such Directors) shall cease to constitute at least a majority of the Board; or

•	the sale, transfer or other disposition of all or substantially all of the assets of RSC Holdings.

Duration, Amendment and Termination

The Compensation Committee may suspend or terminate the Stock Plan without stockholder approval or ratification, except to the extent required by applicable law, at any time or from time to time. Unless sooner terminated by the Compensation Committee, upon stockholder approval of this Proposal Three, the Stock Plan will terminate upon the later of December 1, 2016, or five years after the latest stockholder approved share reserve increase to the Stock Plan.

The Compensation Committee also may amend the Stock Plan at any time or from time to time. No amendment, modification, termination or suspension of the Stock Plan shall in any manner adversely affect any stock award theretofore granted under the Stock Plan without the consent of the participant holding such stock award or the consent of a majority of participants holding similar stock awards (such majority to be determined based on the number of shares covered by such stock awards). However, no amendment will be effective unless approved by our stockholders to the extent that stockholder approval is necessary in order to satisfy the requirements of Section 422 of the Code or any NYSE or other applicable securities exchange listing requirements. The Compensation Committee may submit any other amendment of the Stock Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

United States Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences applicable to our employees with respect to participation in the Stock Plan. This summary is not intended to be exhaustive, and does not discuss employment taxes or the income tax laws of any city, state or foreign jurisdiction. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Incentive Stock Options.  Any incentive stock options that may be granted under the Stock Plan would be intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or RSC Holdings by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares, which is referred to herein as a “qualifying disposition,” will be a long-term capital gain or loss. Upon such a qualifying disposition, RSC Holdings will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods, which is referred to herein as a “disqualifying disposition,” then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally RSC Holdings will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.  There are no tax consequences to the optionholder or us by reason of the grant of a nonstatutory stock option. Upon acquisition of the stock, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of acquisition over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the taxable ordinary income realized by the optionholder.

Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Awards.  Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. However, if the shares issued upon the grant of a restricted stock award are unvested and subject to reacquisition or repurchase by RSC Holdings in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when RSC Holdings’ reacquisition or repurchase right lapses, an amount equal to the excess, if any, of (i) the fair market value of the shares on the date the reacquisition or repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess, if any, of (x) the fair market value of the shares on the date of issuance, over (y) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.

We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will generally be long-term or short-term depending on whether the stock was held for more than one year from the date the participant recognized the ordinary income.

Restricted Stock Unit Awards.  No taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and RSC Holdings will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, RSC Holdings will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued.

Stock Appreciation Rights.  No taxable income is realized by the participant upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, RSC Holdings is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, RSC Holdings will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Compliance with Section 409A of the Code.  RSC Holdings intends that stock options and stock appreciation rights granted under the Stock Plan will not be subject to, or will be in compliance with, the requirements of Section 409A of the Code. RSC Holdings also intends that any awards granted under the Stock Plan that include a deferral feature shall contain such provisions so that such awards will comply with the requirements of Section 409A of the Code. Generally, if at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Section 409A of the Code, or is not operated in accordance with those requirements, all amounts deferred under the Stock Plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, will be includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under such Section 409A, the amount also is subject to an interest-like tax and an additional income tax. The interest-like tax imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.

Potential Limitation on Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from RSC Holdings, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a Compensation Committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Compensation attributable to restricted stock awards, restricted stock unit awards and performance-based awards will qualify as performance-based compensation, provided that:

•	the award is approved by a Compensation Committee of the Board comprised solely of “outside directors”;

•	the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the Compensation Committee of the Board while the outcome is substantially uncertain;

•	the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and

•	prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Other Tax Consequences.  The foregoing discussion is not intended to be a complete description of the federal income tax aspects of stock awards granted under the Stock Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state, local, or foreign tax laws that may be applicable.

New Plan Benefits

As of April 18, 2008, no options or other stock awards have been granted on the basis of the 3,600,000 share increase for which stockholder approval is sought under this Proposal Three.

Equity Compensation Plan Information

The following table summarizes the securities authorized for issuance pursuant to RSC Holdings’ equity compensation plans as of December 31, 2007:

Number of Securities
Remaining Available for
	Number of Securities to be(1)	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	7,382,943	$7.58	1,488,543
Equity compensation plans not approved by security holders	—	—	—

Total	7,382,943	$7.58	1,488,543

(1)	Represents the RSC Holdings Inc. Amended and Restated Stock Incentive Plan.

ARTICLE IX. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Approval Policy

The Audit Committee is responsible for the review, approval, or ratification of “related-person transactions” between us and our related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of RSC Holdings since the beginning of the last fiscal year and their immediate family members. Transactions involving related persons are reviewed by RSC Holdings’ Audit Committee. The internal disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is forwarded to the Audit Committee for review. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion.

Pursuant to the Code of Business Conduct and Ethics adopted by our Board of Directors, any member of our Board who believes he or she has an actual or potential conflict of interest with us is obligated to notify the Office of the General Counsel and the Executive and Governance Committee as promptly as practicable. That Director should not participate in any decision by our Board, or any committee of our Board, that in any way relates to the matter that gives rise to the conflict or potential conflict of interest until the issue has been resolved to the satisfaction of the Executive and Governance Committee or the Board. The following is a description of certain relationships and transactions that we have entered into with our related persons.

Stockholders Agreement

In connection with the recapitalization in November 2006, RSC Holdings entered into the Stockholders Agreement with ACF, Ripplewood and Oak Hill. Upon completion of our IPO, the Stockholders Agreement was amended and restated, among other things, to: (i) reflect an agreement between Ripplewood and Oak Hill to increase the size of our Board to up to 13 Directors; (ii) permit Ripplewood and Oak Hill to designate four Directors each, subject to reduction if their equity ownership in RSC Holdings drops below the thresholds specified in the Stockholders Agreement; (iii) provide for the nomination of an additional three independent Directors; (iv) appoint the Chief Executive Officer to serve as a member of the Board; (v) appoint Mr. Cohen, of ACF, to serve a maximum one year term expiring at the 2008 Annual Stockholders Meeting; (vi) reduce the size of the Board by one upon the departure of Mr. Cohen from the Board; (vii) eliminate ACF’s right to appoint a Director to the Board of Directors; and (viii) remove certain rights of approval, drag-along rights and preemptive rights and to retain tag-along rights and restrictions on transfers of shares of RSC Holdings, in certain circumstances.

The Stockholders Agreement grants to each of Ripplewood, Oak Hill, and ACF, so long as each such entity holds at least 5% of the total shares of common stock outstanding at such time, the right, subject to certain limitations, to cause RSC Holdings, at its own expense, to use its best efforts to register such securities held by such entity for public resale. The exercise of this right is not limited to a certain number of requests. In the event RSC Holdings registers any of its common stock, each stockholder of RSC Holdings has the right to require RSC Holdings to use its best efforts to include shares of common stock of RSC Holdings held by it, subject to certain limitations, including as determined by the underwriters. The Stockholders Agreement also provides for RSC Holdings to indemnify the stockholders party to that agreement and their affiliates in connection with the registration of RSC Holdings’ securities.

Monitoring, Transaction and Indemnification Agreements

In connection with the recapitalization, RSC Holdings and RSC entered into the Monitoring Agreement with Ripplewood and Oak Hill, pursuant to which Ripplewood and Oak Hill each received $3 million, plus expenses, in exchange for providing financial, management advisory and other services. Following the consummation of RSC Holdings’ IPO, the Monitoring Agreement was terminated, pursuant to which RSC Holdings paid an aggregate fee of $20 million. In connection with the recapitalization, RSC Holdings and RSC also entered into a transaction agreement with Ripplewood and Oak Hill, pursuant to which RSC Holdings paid Ripplewood and Oak Hill a fee of $20 million each, for certain direct acquisition and finance related services provided by Ripplewood and Oak Hill. In connection with our IPO, we entered into the Cost Reimbursement Agreement with Ripplewood and Oak Hill, pursuant to which we reimbursed them for expenses incurred in connection with certain advisory and other services. The Cost Reimbursement Agreement does not limit expense amounts subject to reimbursement. In 2007, RSC Holdings reimbursed Ripplewood and Oak Hill for $94,000 of expenses under these agreements.

In connection with the recapitalization, RSC Holdings and RSC also entered into an Indemnification Agreement with Ripplewood, Oak Hill and ACF, pursuant to which RSC Holdings and RSC will indemnify Ripplewood, Oak Hill, and ACF, and their respective affiliates, directors, officers, partners, members, employees, agents, advisors, representatives and controlling persons, against certain liabilities arising out of the recapitalization or the performance of the Monitoring Agreement and certain other claims and liabilities. In connection with RSC Holdings’ IPO, RSC Holdings entered into indemnification agreements with each of our Directors and its executive officers. The Indemnification Agreement provides the Directors and executive officers with contractual rights for indemnification and expense advancement rights provided under our By-Laws.

Agreements and Relationships with ACAB

We bought certain of our equipment from affiliates of ACAB for approximately $50.5 million in 2005, $41.2 million in 2006, and $24.3 million in 2007, and certain affiliates of ACAB are participants in the equipment rental industry. The Recapitalization Agreement contains a non-compete provision that expires in November 2008, and, upon its expiration, ACAB and its affiliates will be free to compete with us in the rental equipment industry in the United States and Canada. Until May 2008, ACAB and its affiliates will sell us any product manufactured for sale or distributed by their portable air and construction tools divisions on certain payment terms, without credit support, at a reasonably competitive market price that does not reflect sales on extended credit terms.

Until November 2008, ACAB and its affiliates are not permitted, with certain exceptions, to hire any executive or senior officer (including any regional vice president), regional director, corporate director or district manager of RSC or any of its subsidiaries, or knowingly solicit any other employee of RSC or any of its subsidiaries. In addition, for two years following the recapitalization, we are not permitted directly or indirectly to engage or invest in any business in the United States or Canada in competition with our previously owned Prime Energy division, which was retained by two of ACAB’s affiliates, with respect to the renting of oil-free compressors.

Mark Cohen, one of our Directors, is President of Atlas Copco North America LLC, an affiliate of ACAB. Mr. Cohen served as President of RSC Holdings, formerly known as Atlas Copco North America Inc., from September 1999 to November 2006. In such capacity, Mr. Cohen received approximately $346,000, $370,000, and $352,000 in direct compensation from RSC Holdings in 2004, 2005, and 2006, respectively. Mr. Cohen no longer receives any compensation from RSC Holdings in his capacity as President of Atlas Copco North America LLC, nor as a Director of RSC Holdings.

Oak Hill Note Purchase

In connection with our offering of notes to finance the recapitalization, Oak Hill purchased $20.0 million of the notes for its own account.

ARTICLE X. OTHER MATTERS

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting of Stockholders. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will have discretion to vote the shares represented by the proxy on such matter in accordance with their best judgment. If the chairman of the meeting determines that any business was not properly brought before the meeting, the chairman will announce this at the meeting and the business will not be conducted.

ANNUAL REPORT FOR 2007

Our annual report for 2007, which includes our Annual Report on Form 10-K for the year ended December 31, 2007, is being furnished concurrently with this Proxy Statement. These materials do not form part of the material for the solicitation of proxies. A copy of RSC Holdings’ Annual Report to the SEC on Form 10-K for the year ended December 31, 2007, is available without charge on the “About Us — Investors — SEC Filings” portion of our website located at www.RSCrental.com, or upon request in writing to RSC Holdings Inc., 6929 East Greenway Parkway, Scottsdale, Arizona 85254, Attention: Corporate Secretary.

By Order of the Board of Directors

Kevin J. Groman
Senior Vice President, General Counsel and
Corporate Secretary

Scottsdale, Arizona
April 18, 2008

Exhibit A

Audit Committee Charter

RSC HOLDINGS INC.
AUDIT COMMITTEE CHARTER

This Charter sets forth, among other things, the purpose, membership and duties and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of RSC Holdings Inc. (the “Corporation”).

1.	Purpose

The purposes of the Committee are: (a) to assist the Board in overseeing (i) the quality and integrity of the Corporation’s financial statements, (ii) the qualifications and independence of the Corporation’s independent auditor, (iii) the performance of the Corporation’s internal audit function and independent auditor and (iv) the Corporation’s compliance with legal and regulatory requirements; and (b) to prepare the report of the Committee required to be included in the Corporation’s annual proxy statement under the rules of the U.S. Securities and Exchange Commission (the “SEC”).

2.	Membership

The Committee shall consist of at least three members. The members of the Committee shall be appointed by the Board, subject to the Amended and Restated Stockholders Agreement of the Company with certain of its stockholders, dated as of May 29, 2007, on the recommendation of the committee of the Board having responsibility for making recommendations for Committee membership (if so requested by the Board), in accordance with the Amended and Restated By-Laws of the Company. Members of the Committee shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Each member of the Committee shall satisfy the independence requirements relating to directors and audit committee members (a) of the New York Stock Exchange and (b) under Section 10A(m) of the Securities Exchange Act of 1934 (the “Exchange Act”) and any related rules and regulations promulgated thereunder by the SEC, in each case subject to the application of any applicable transition rules.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall qualify as an audit committee financial expert, as such qualification is interpreted by the Board in its business judgment.

3.	Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The affirmative vote of a majority of the members of the Committee participating in any meeting of the Committee is necessary for the adoption of any resolution. The Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittee. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and non-audit services pursuant to Section 10A(i)(3) of the Exchange Act and any related rules promulgated thereunder by the SEC, which pre-approvals shall be presented to the full Committee at the next scheduled meeting.

The Committee shall have a regularly scheduled meeting at least once every fiscal quarter, at such times and places as shall be determined by the Committee chairperson, and may have such additional meetings as the Committee chairperson or a majority of the Committee’s members deem necessary or desirable. The Committee may request

(a) any officer or employee of the Corporation, (b) the Corporation’s outside counsel or (c) the Corporation’s independent auditor to attend any meeting (or portions thereof) of the Committee, or to meet with any members of or consultants to the Committee, and to provide such information as the Committee deems necessary or desirable.

The Committee shall meet separately, at least quarterly with the independent auditor and the Corporation’s internal audit staff and annually with management.

Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications arrangements by means of which all persons participating in the meeting can hear each other.

4.  Duties and Responsibilities

The Committee’s duties and responsibilities shall include each of the items enumerated in this Section 4 and such other matters as may from time to time be delegated to the Committee by the Board.

Reports to Board; Review of Committee Performance and Charter

(a) The Committee shall report regularly to the Board and review with the Board any issues that arise with respect to:

(i)	the quality or integrity of the Corporation’s financial statements;

(ii) the performance and independence of the Corporation’s independent auditor;

(iii) the performance of the Corporation’s internal audit function; and

(iv) the Corporation’s compliance with legal and regulatory requirements.

(b) The Committee shall undertake and review with the Board an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this Charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

(c) The Committee shall review and re-assess annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

The Corporation’s Relationship with the Independent Auditor

(d) The Committee shall have the sole and direct responsibility and authority for the appointment, compensation, retention and oversight of the work of each independent auditor engaged by the Corporation for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and each such independent auditor shall report directly to the Committee. The Committee shall be responsible for resolving disagreements between management and each such independent auditor regarding financial reporting. The Committee shall have the responsibility and authority to approve, in advance of the provision thereof, all audit services and, subject to the de minimis exception of Section 10A(i) of the Exchange Act and the SEC rules promulgated thereunder, all permitted non-audit services to be provided to the Corporation by any such independent auditor. The Committee shall have the sole authority to approve any compensation payable by the Corporation for any approved audit or non-audit services to any such independent auditor, including the fees, terms and conditions for the performance of such services.

(e) The Committee shall, at least annually:

(i) obtain a written report by the independent auditor describing, to the extent permitted under applicable auditing standards:

(A) the independent auditor’s internal quality-control procedures;

(B) any material issues raised by the most recent quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

(C) all relationships between the independent auditor and the Corporation; and

(ii) review the report described in the foregoing clause and the independent auditor’s work throughout the year and evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner on the independent auditor’s engagement with the Corporation, and present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor.

(f) The Committee shall, at least annually, discuss with the independent auditor, out of the presence of management if deemed appropriate:

(i) the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented, relating to the conduct of the audit;

(ii) the audit process, including, without limitation, any problems or difficulties encountered in the course of the performance of the audit, including any restrictions on the independent auditor’s activities or access to requested information imposed by management, and management’s response thereto, and any significant disagreements with management; and

(iii) the Corporation’s internal controls and the responsibilities, budget and staffing of the Corporation’s internal audit function, including any “management” or “internal control” letter issued or proposed to be issued by such auditor to the Corporation.

(g) The Committee shall establish policies for the Corporation’s hiring of employees or former employees of the independent auditor.

(h) The Committee shall review, and discuss as appropriate with management, the internal auditors and the independent auditor, the report of the independent auditor required by Section 10A(k) of the Exchange Act.

Financial Reporting and Disclosure Matters

(i) The Committee shall meet to review and discuss the Corporation’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s reviews of the quarterly financial statements;

(j) The Committee shall review and discuss with management and the independent auditor:

(i) prior to the annual audit, the scope, planning and staffing of the annual audit;

(ii) significant issues regarding accounting and auditing principles and practices and financial statement presentations, including all critical accounting policies and estimates, any significant changes in the Corporation’s selection or application of accounting principles and any significant issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

(v) any significant changes to the Corporation’s auditing and accounting principles and practices suggested by the independent auditor, internal audit personnel or management; and

(vi) management’s internal control report prepared in accordance with rules promulgated by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act.

(k) The Committee shall recommend to the Board whether the annual audited financial statements should be included in the Corporation’s Form 10-K.

(l) The Committee shall review and discuss with management the Corporation’s practices regarding earnings press releases and the provision of financial information and earnings guidance by management to analysts and ratings agencies.

(m) The Committee shall periodically review and discuss with management the Corporation’s guidelines and policies with respect to the process by which the Corporation undertakes risk assessment and risk management, including discussion of the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(n) The Committee shall review and discuss with the CEO and CFO the procedures undertaken in connection with the CEO and CFO certifications for Form 10-Ks and Form 10-Qs, including their evaluation of the Corporation’s disclosure controls and procedures and internal controls.

(o) The Committee shall annually obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act.

Internal Audit, Compliance Matters and Other

(p) The Committee shall review the appointment and termination of senior internal audit personnel, and review all significant reports to management prepared by internal audit personnel, and management’s responses.

(q) The Committee shall establish and maintain procedures for:

(i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

(ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(r) The Committee shall review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

(s) The Committee shall review with the Corporation’s general counsel any legal matters that may have a material impact on the financial statements or the compliance policies of the Corporation and its subsidiaries, and any material reports or inquiries received by the Corporation or any of its subsidiaries from regulators or governmental agencies.

(t) The Committee shall exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board.

5.	Authority and Resources

The Committee may, without further approval by the Board, obtain such advice and assistance, including, without limitation, the performance of special audits, reviews and other procedures, from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the Corporation for the purpose of rendering or issuing an audit report on the Corporation’s annual financial statements, or in the case of an outside legal or other advisor, otherwise engaged by the Corporation for any other purpose.

The Corporation shall pay to any independent auditor employed by the Corporation for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any outside accounting, legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined by the Committee. The Corporation shall pay ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Exhibit B
RSC HOLDINGS INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
As Amended Through                  , 2008
Article I
Purpose
     RSC Holdings Inc. has established this stock incentive plan to foster and promote its long-term financial success. Capitalized terms have the meaning given in Article XVII.
Article II
Powers of the Board
     Section 2.1 Power to Grant Awards. The Board shall select Employees to participate in the Plan. The Board shall also determine from time to time whether, and the terms under which, Eligible Directors (or classes or categories of Eligible Directors) may receive Director Share Awards or other Awards. The Board shall determine the terms of each Award, consistent with the Plan. Notwithstanding the foregoing, the Compensation Committee of the Board may determine the specific number of Common Shares to be offered and/or Options to be granted to an individual Employee or Eligible Director, in each case otherwise consistent with the terms of the Plan.
     Section 2.2 Administration. The Board shall be responsible for the administration of the Plan. The Board may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances it deems necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Determinations, interpretations or other actions made or taken by the Board under the Plan shall be final, binding and conclusive for all purposes and upon all persons.
     Section 2.3 Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Plan may be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Board.
Article III
Shares Subject to Plan
     Section 3.1 Number. The maximum number of shares of Common Shares that may be issued under the Plan or be subject to Awards may not exceed ten million nine hundred eighty-two thousand nine hundred forty-three (10,982,943) shares. The shares of Common Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Common Shares that are not reserved for any other purpose.

     Section 3.2 Canceled, Terminated or Forfeited Awards. If any Award or portion thereof is for any reason forfeited, canceled or otherwise terminated without exercise, the Common Shares subject to such Award or portion thereof shall again be available for grant under the Plan.
     Section 3.3 Adjustment in Capitalization. The number of Common Shares available for issuance under the Plan, the maximum number of Common Shares that may be awarded to any Employee pursuant to Section 2.4, and the number, class, exercise price or other terms of any outstanding Award shall be adjusted by the Board to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Common Shares in order to prevent the dilution or enlargement of benefits thereunder.
     Section 3.4 Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 2.3 relating to capitalization adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Options, Stock Appreciation Rights, Performance Stock, Performance Units, or any combination thereof covering an aggregate of more than one million five hundred thousand (1,500,000) Common Shares.
Article IV
Stock Purchase
     Section 4.1 Awards and Administration. The Board may offer and sell Common Shares to Participants at such time or times as it shall determine, the terms of which shall be set forth in a Purchase Agreement.
     Section 4.2 Minimum Purchase Price. Unless otherwise determined by the Board, the purchase price for any Common Shares to be offered and sold pursuant to this Article IV shall not be less than the Fair Market Value on the date of grant.
     Section 4.3 Payment. Unless otherwise determined by the Board, the purchase price with respect to any Common Shares offered and sold pursuant to this Article IV shall be paid in cash or other readily available funds simultaneously with the closing of the purchase of such Common Shares.
Article V
Terms of Options
     Section 5.1 Grant of Options. The Board may grant Options to Participants at such time or times as it shall determine. Options granted pursuant to the Plan will not be “incentive stock options” as defined in the Code unless otherwise determined by the Board. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the number of Common Shares that may be purchased pursuant to such Option, the exercise price at which a Common Share may be purchased pursuant to such Option, the duration of such Option (not to exceed the tenth anniversary of the grant date), and such other terms as the Board shall determine.
     Section 5.2 Exercise Price. The exercise price per Common Share to be purchased upon exercise of an Option shall not be less than the Fair Market Value on the date such Option is granted.
     Section 5.3 Vesting and Exercise of Options. Options shall become vested or exercisable in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Board on or before the grant date unless otherwise determined by the Board. Unless otherwise determined by the Board or the Compensation Committee on or before the grant date, one fifth of the Options shall vest and become exercisable on each of the first, second, third, fourth and fifth anniversaries of the grant date. The Board or the Compensation Committee may accelerate the vesting or exercisability of any Option, all Options or any class of Options at any time and from time to time.
     Section 5.4 Payment. The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that prior written notice of exercise be given and that the exercise price (together with any required withholding taxes or other similar taxes, charges or fees) be paid in full in cash, cash equivalents or other readily-available funds at the time of exercise. Notwithstanding the foregoing, on such terms as the Board may establish from time to time (i) the Board may permit a Participant to tender any Common Shares such Participant has owned for at least six months and one day for all or a portion of the applicable exercise price or minimum required withholding taxes and (ii) the Board may authorize the Company to establish a broker-assisted exercise program. In connection with any Option exercise, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise, (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws or any other law.
     Section 5.5 Termination of Service. Unless otherwise determined by the Board on or before the grant date and except as provided in Article XV, if a Participant’s service with the Company and its Subsidiaries terminates, such Participant’s Options shall be treated as follows:
any unvested Options shall terminate effective as of such termination of service (determined without regard to any statutory or deemed or express contractual notice period); provided that if the Participant’s service with the Company is terminated in a Special Termination (i.e., by reason of the Participant’s death or Disability), any unvested time-based Options held by the Participant shall immediately vest as of the effective date of such Special Termination;
except in the case of a termination for Cause, vested Options shall remain exercisable through the earliest of (i) the normal expiration date, (ii) 90 days after the Participant’s termination of service (determined without regard to any statutory or deemed or express contractual notice period), (iii) 180 days in the case of a Special Termination or a Normal Retirement and (iv) any cancellation pursuant to Section 10.1; and
in the case of a termination for Cause, any and all Options held by such Participant (whether or not then vested or exercisable) shall terminate immediately upon such termination of service.

Article VI
Stock Appreciation Rights
     Section 6.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Participants, all Participants or any class of Participants at such time or times as shall be determined by the Board. Stock Appreciation Rights may be granted only on a freestanding basis, and not related to any Option. A grant of a Stock Appreciation Right shall be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Board shall approve.
     Section 6.2 Terms and Conditions of Stock Appreciation Rights. Unless otherwise determined by the Board at or after the date of grant, the terms and conditions (including, without limitation, the exercise period of the Stock Appreciation Right, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the Stock Appreciation Right) applicable with respect to Stock Appreciation Rights shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Article V above were the grant of the Stock Appreciation Rights a grant of an Option.
     Section 6.3 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive payment, in cash, in Common Shares or in a combination thereof, as determined by the Board, of an amount determined by multiplying the excess, if any, of the Fair Market Value of a Common Share at the date of exercise over the Stock Appreciation Right’s base value or exercise price, by the number of Common Shares with respect to which the Stock Appreciation Rights are then being exercised.
Article VII
Restricted Stock and Restricted Stock Units
     Section 7.1 Grant of Restricted Stock and Restricted Stock Units. The Board shall have the power to grant Restricted Stock or Restricted Stock Units to any Participant and to determine (a) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (b) the Period(s) of Restriction and (c) the other terms and conditions of such Awards. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by a written agreement setting forth the terms of such Award.
     Section 7.2 Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.
     Section 7.3 Vesting of Restricted Stock and Restricted Stock Units. Restricted Stock or Restricted Stock Units granted pursuant to Section 7.1 shall vest and become nonforfeitable, and the Period of Restriction with respect to such Restricted Stock or Restricted Stock Units will lapse, in accordance with the vesting schedule determined by the Board at the time of grant.

     Section 7.4 Dividend Equivalents.
          Restricted Stock. Unless otherwise determined by the Board at the time of grant, Participants holding outstanding Restricted Stock shall not be entitled to receive any dividends or Dividend Equivalents paid with respect to such shares of Restricted Stock.
          Restricted Stock Units. The Board will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Restricted Stock Unit, any Dividend Equivalents. To the extent provided by the Board at or after the date of grant, any cash Dividend Equivalents credited to a Participant’s account shall be deemed to have been invested in Shares on the record date established for the related dividend and, accordingly, a number of Restricted Stock Units shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (i) the value of such Dividend Equivalents on the record date by (ii) the Fair Market Value of a Share on such date. Any additional Restricted Stock Units credited in respect of Dividend Equivalents shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Stock Units with respect to which such Dividend Equivalents were payable.
     Section 7.5 Termination of Service. Unless otherwise determined by the Board at or after the date of grant and except as provided in Article XV, in the event a Participant’s service terminates by reason of a Normal Retirement during the Period of Restriction, a pro rata portion of any Common Shares related to a Restricted Stock or Restricted Stock Unit held by such Participant shall become nonforfeitable, based upon the percentage of which the numerator is the portion of the Period of Restriction that expired prior to the Participant’s termination and the denominator is the number of days in the Period of Restriction. Unless otherwise determined by the Board at or after the date of grant, in the event a Participant’s service terminates because of a Special Termination during the Period of Restriction, any Common Shares related to a Restricted Stock or Restricted Stock Unit held by such Participant shall become nonforfeitable. Unless otherwise determined by the Board at or after the date of grant, in the event a Participant’s service terminates for any reason other than a Special Termination or Normal Retirement during the Period of Restriction, any Restricted Stock or Restricted Stock Units held by such Participant shall be forfeited and cancelled as of the date of such termination of service.
     Section 7.6 Settlement of Restricted Stock Units. Unless otherwise determined by the Board at or after the date of grant and except provided in Article XV, when a Period of Restriction with respect to an Award of Restricted Stock Units lapses and the Restricted Stock Units become vested and nonforfeitable, the Participant shall receive (i) one Common Share for each such Restricted Stock Unit (including additional Restricted Stock Units credited in respect of Dividend Equivalents) or (ii) if the Board so determines, the Board may direct the Company to pay to the Participant the Fair Market Value of such Common Shares as of such payment date.
Article VIII
Performance Awards
     Section 8.1 Grant of Performance Stock and Performance Units. The Board shall have the authority to grant Performance Stock or Performance Units to any Participant and to determine (a) the number of Performance Stock and the number of Performance Units to be granted to each Participant, (b) the restrictions pursuant to which such Award is subject to forfeiture by reason of the Performance Criteria established by the Board pursuant to Section 8.2 not being met in whole or in part and (c) the other terms and conditions of such Awards. Each grant of Performance Stock or Performance Units shall be evidenced by a written agreement setting forth the terms of such Award.
     Section 8.2 Performance Criteria.
          Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m) of the Code, if applicable), the Board shall establish the performance objective or objectives for the applicable Performance Period that must be satisfied in order for an Award to be vested and nonforfeitable (the “Performance Criteria”). Any performance objectives established by the Board may measure performance on a Company-wide basis or with respect to one or more business units, divisions or Subsidiaries, and either in absolute terms, relative to the performance of one or more similarly situated companies, relative to the performance of an index covering a peer group of companies, or other external measures of the selected performance criteria. Any performance objective may measure performance on an individual basis, as appropriate. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of performance objectives for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance objectives.
          The Performance Criteria that shall be used to establish performance objectives may be based on any one of, or combination of, the following, as determined by the Board: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) margin; (ix) operating income; (x) income (before or after taxes); (xi) operating income after tax; (xii) operating cash flow; (xiii) sales or revenue targets; (xiv) increases in revenue or product revenue; (xv) expenses and cost reduction goals; (xvi) improvement in or attainment of working capital levels; (xvii) economic value added (or an equivalent metric); (xviii) market share; (xix) cash flow; (xx) cash flow per share; (xxi) share price performance; (xxii) debt reduction; (xxiii) implementation or completion of projects or processes; (xxiv) customer satisfaction; (xxv) stockholders’ equity; (xxvi) capital expenditures; (xxvii) debt levels; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.
          With respect to any criteria listed above, the Board may adjust the definition of the criteria by providing that such criteria shall apply on either a net or gross basis, if applicable, and excluding elements of the criteria or including an additional element, provided the achievement or non-achievement of the resulting criteria can be objectively determined by the financial information collected by the Company in the preparation of its financial reports. For example, the income criteria could be net income, and modified to exclude the net income of a division of the Company. Also by way of example, the earnings before interest, taxes, depreciation and amortization could be modified to take into account one of the aforementioned excluded elements in the calculation of this criterion. Furthermore, a criteria could be created that compares the Company’s performance in a criteria listed above to the approved budget for such criteria or to the performance over the same performance period of a pre-selected group of companies or a pre-selected index. Notwithstanding the foregoing, the Committee must select criteria that collectively satisfy the requirements of performance-based compensation for the purposes of Section 162(m), including by establishing the targets at a time when the performance relative to such targets is substantially uncertain.
          The Performance Criteria related to Performance Stock or Performance Units shall be achieved upon the determination by the Board that the objective or objectives for the applicable Performance Period have been attained, in whole or in part. The Board may provide at the time of grant that in the event the objective or objectives are attained in part, a specified portion (which may be zero) of the Award will vest and become nonforfeitable and the remaining portion shall be forfeited.
     Section 8.3 Dividend Equivalents.
          Performance Stock. Unless otherwise determined by the Board at or after the date of grant, Participants granted Performance Stock shall not be entitled to receive cash dividends or Dividend Equivalents.
          Performance Units. The Board will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Performance Unit, any Dividend Equivalents. To the extent provided by the Board at or after the date of grant, any cash Dividend Equivalents with respect to the Performance Units credited to a Participant’s account shall be deemed to have been invested in Common Shares on the record date established for the related dividend and, accordingly, a number of Performance Units, as the case may be, shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (i) the value of such Dividend Equivalents on the record date by (ii) the Fair Market Value of a Share on such date. Any additional Performance Unit credited in respect of Dividend Equivalents shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Performance Unit with respect to which such Dividend Equivalents were payable.
     Section 8.4 Termination of Service. Unless otherwise determined by the Board at or after the date of grant and except as provided in Article XV, in the event that a Participant’s service terminates by reason of a Normal Retirement during the Performance Period, any award of Performance Stock or Performance Units shall become vested and nonforfeitable at the end of the Performance Period as to that number of such Performance Stock or Performance Units, as the case may be, that is equal to that percentage, if any, of such Award that would have been earned had the Participant’s service not so terminated prior to the expiration of the Performance Period times a fraction, the numerator of which is the number of days in service during the Performance Period and the denominator of which is the total number of days during the Performance Period. Unless otherwise determined by the Board at or after the date of grant, in the event that a Participant’s service terminates because of a Special Termination during the Performance Period, any award of Performance Stock or Performance Units shall become vested and nonforfeitable at the end of the Performance Period as to that number of such Performance Stock or Performance Units, as the case may be, that is equal to that percentage, if any, of such Award that would have been earned had the Participant’s service not so terminated prior to the expiration of the Performance Period. Unless otherwise determined by the Board at or after the date of grant, in the event a Participant’s service terminates for any reason other than a Special Termination or Normal Retirement during the Performance Period, any Performance Stock or Performance Units held by such Participant shall be forfeited and cancelled as of the date of such termination of service.
     Section 8.5 Settlement of Performance Units. Unless otherwise determined by the Board at or after the date of grant and except provided in Article XV, when the Performance Criteria with respect to an Award of Performance Units is achieved and the Performance Units become vested and nonforfeitable, the Participant shall receive (i) one Common Share for each such Performance Unit (including additional Performance Units credited in respect of Dividend Equivalents, if any) or (ii) if the Board so determines, the Board may direct the Company to pay to the Participant the Fair Market Value of such Common Shares as of such payment date.
     Section 8.6 Newly Eligible Participants. Notwithstanding anything in this Article VIII to the contrary, the Board shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive an Award of Performance Stock, Performance Stock Units or Performance Units after the commencement of a Performance Period.
Article IX
Deferred Shares
     Section 9.1 Deferred Share Awards. The Board shall have the authority to grant Deferred Shares to any Participant and to determine (i) the number of Deferred Shares granted to each Participant, (ii) the date such Deferred Shares shall become vested and (iii) the date such Deferred Shares will be payable to the Participant. In addition, on such date or dates as shall be established by the Board and subject to such terms and conditions as the Board shall determine and set forth in a written program that satisfies the requirements of Section 409A of the Code and other applicable laws, a Participant may be permitted to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus (“Deferred Amount”) payable by the Company or a Subsidiary and receive in lieu thereof a number of Deferred Shares equal to the greatest whole number which may be obtained by dividing (i) the Deferred Amount by (ii) the Fair Market Value of a Share on the date such compensation or bonus would otherwise have been payable to the Participant. No Shares will be issued at the time an award of Deferred Shares is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Deferred Shares awarded to the Participant. To the extent the Board so determines, a Participant who elects to defer receipt of his or her compensation or bonus and receive Deferred Shares may also receive that number of supplemental Deferred Shares (“Supplemental Units”) equal to the greatest whole number which may be obtained by dividing (i) such percentage of the Deferred Amount as is determined by the Board by (ii) the Fair Market Value of a Share on the date of grant. Each grant of Deferred Shares and Supplemental Units shall be evidenced by a written agreement setting forth the terms of such Award.
     Section 9.2 Vesting of Deferred Shares and Supplemental Units. Unless otherwise determined by the Board at or after the date of grant, the Deferred Shares together with any Dividend Equivalents credited with respect thereto, shall be fully vested at all times. The Supplemental Units together with any Dividend Equivalents credited with respect thereto, will become vested in accordance with the vesting schedule determined by the Board, subject to the Participant’s continuous service with the Company or a Subsidiary through such vesting date.
     Section 9.3 Dividend Equivalents. The Board will determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a recipient of Deferred Shares or Supplemental Units. To the extent provided by the Board at or after the date of grant, any cash Dividend Equivalents with respect to the Deferred Shares and Supplemental Units deemed credited to a Participant’s account shall be deemed to have been invested in Shares on the record date established for the related dividend and, accordingly, a number of Deferred Shares or Supplemental Units, as the case may be, shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (i) the amount of such Dividend Equivalent on the record date by (ii) the Fair Market Value of a Common Share on such date.
     Section 9.4 Termination of Service. Unless otherwise determined by the Board at or after the date of grant and except as provided in Article XV, in the event that a Participant’s service terminates by reason of a Special Termination or Normal Retirement during the vesting period, any Supplemental Units (and related Dividend Equivalents, if any) granted to a Participant shall become vested and nonforfeitable. Unless otherwise determined by the Board at or after the date of grant, in the event a Participant’s service terminates for any reason other than a Special Termination, Normal Retirement or Cause during the vesting period, any Supplemental Units (and related Dividend Equivalents, if any) held by such Participant, to the extent unvested, shall be forfeited and cancelled as of the date of such termination of service. In the event that a Participant’s service is terminated for Cause (or, following the date the Participant’s service terminates, the Board determines that circumstances exist such that the Participant’s service could have been terminated for Cause), any Supplemental Units (and related Dividend Equivalents, if any) granted to such Participant, whether or not then vested, shall be forfeited and cancelled as of the date of such termination of service.
     Section 9.5 Settlement of Deferred Shares. Unless otherwise determined by the Board at or after the date of grant and except as provided in Article XV, a Participant shall receive as of the date of such Participant’s termination of service (or such other date as may be elected by the Participant or required by the Board in accordance with the rules and procedures of the Board) (i) one Common Share for each Deferred Share credited to such Participant’s account and (ii) subject to Section 9.4, one Common Share for each Supplemental Unit that shall have become vested. The Board may provide in the Award agreement applicable to any Deferred Shares or Supplemental Units that, in lieu of issuing Common Shares, the Board may direct the Company to pay to the Participant the Fair Market Value of such Common Shares as of such payment date.
     Section 9.6 Further Deferral Elections. A Participant may elect to further defer receipt of Common Shares issuable in respect of Deferred Shares (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Board’s approval and to such terms as are determined by the Board, all in its sole discretion. Subject to any exceptions adopted by the Board, such election must generally be made at least 12 months prior to the original settlement date of such Deferred Shares (or any such installment thereof) and such election may not take effect until the expiration of such 12 month period. A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.
Article X
Change in Control
     Section 10.1 Accelerated Vesting and Payment. Subject to the provisions of Section 10.2 and the applicable Award Agreement, in the event of a Change in Control, (a) (i) all Options and Stock Appreciation Rights shall become exercisable, (ii) the Period of Restriction on all Restricted Stock, Restricted Stock Units and freestanding Deferred Stock shall lapse immediately prior to such Change of Control, (iii) shares of Common Stock underlying Awards of Restricted Stock Units and Deferred Stock shall be issued to each Participant then holding such Award immediately prior to such Change in Control or, at the discretion of the Board (as constituted immediately prior to the Change in Control), (iv) any Performance Period in progress at the time of the Change in Control for which Performance Stock or Performance Units are outstanding shall end effective upon the occurrence of such Change in Control and all Participants granted such Awards shall be deemed to have earned a pro rata award equal to the product of (I) such Participant’s target award opportunity with respect to such Award for the Performance Period in question and (II) the percentage of performance objectives achieved as of the date on which the Change in Control occurs, and any portion of such Award for which the applicable pro rated performance objectives have not been achieved shall be forfeited and canceled as of the date of such Change in Control and (b) in connection with the foregoing the Board (as constituted immediately prior to the Change in Control) may provide that each such Option, Stock Appreciation Right, Restricted Stock Unit, Deferred Stock and/or vested Performance Unit shall be canceled in exchange for an amount equal to the product of (X)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of other such Awards, the Change in Control Price, multiplied by (Y) the aggregate number of shares of Common Stock covered by such Award.
     Section 10.2 Alternative Awards. Notwithstanding Section 10.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Board reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award an “Alternative Award”), by a Participant’s employer (or the parent or a Subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:
1.	be based on stock that is traded on an established U.S. securities market, or that will be so traded within 60 days of the Change in Control;

2.	provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

3.	have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

4.	have terms and conditions which provide that in the event that the Participant’s employment or service is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.
     For this purpose, any Alternative Award shall be deemed to have a substantially equivalent economic value to an Option if the Alternative Award reflects the intrinsic value of the Option, if any, determined at the time of the Change in Control. Therefore, if at the time of the Change in Control an Option does not have any intrinsic value (i.e., the exercise price is not less than the Change in Control Price), then the Company shall have no obligation to issue an Alternative Award or pay any cash settlement in exchange for cancellation of the Option under this Article IX.
     For this purpose, a constructive termination shall mean a termination by a Participant following (i) a material reduction in the Participant’s base salary or a Participant’s incentive compensation opportunity, (ii) a material reduction in the Participant’s responsibilities or (iii) the relocation of the Participant’s principal place of work to a location that is more than 50 miles from the Participant’s principal place of work immediately prior to the Change in Control, in each case without the Participant’s written consent.
     Section 10.3 Limitation of Benefits. If, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, a Participant would receive any payment, deemed payment or other benefit as a result of the operation of Section 10.1 or 10.2 that, together with any other payment, deemed payment or other benefit a Participant may receive under any other plan, program, policy or arrangement, would (1) constitute an “excess parachute payment” under section 280G of the Code, and (2) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code,, then, notwithstanding anything in this Plan to the contrary, the payments, deemed payments or other benefits such Participant would otherwise receive under Section 9.1 or 9.2 shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Participant shall have no further rights or claims with respect thereto. If a reduction in payments or benefits is necessary, reduction shall occur in the following order unless Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the payment): reduction of cash payments, cancellation of accelerated vesting of Awards; reduction of other benefits. In the event that acceleration of vesting of Awards is to be reduced, such acceleration of vesting shall be canceled in the reverse order of the date of grant of such Award (i.e., the earliest granted Award cancelled last) unless Participant elects in writing a different order for cancellation.
Article XI
Director Share Awards
     The Board may provide for the grant of Director Share Awards to Eligible Directors (or categories or classes of Eligible Directors) on such terms as the Board shall determine from time to time, including as part of the retainer or other fees payable to an Eligible Director, or as part of an arrangement that permits the deferral of payment of such fees, on a mandatory or elective basis, into the right to receive Common Shares and distributions thereon in the future or a cash payment measured by reference to the value therof. Any arrangement for the deferral of fees under this Article X shall be set forth in writing and in compliance with the requirements of Section 409A of the Code and other applicable laws.
Article XII
Authority to Vary Terms or Establish Local Jurisdiction Plans
     The Board may vary the terms of Awards under the Plan, or establish sub-plans under this Plan to authorize the grant of awards that have additional or different terms or features from those otherwise provided for in the Plan, if and to the extent the Board determines necessary or appropriate to permit the grant of awards that are best suited to further the purposes of the Plan and to comply with applicable securities laws in a particular jurisdiction or provide terms appropriately suited for Employees in such jurisdiction in light of the tax laws of such jurisdiction while being as consistent as otherwise possible with the terms of Awards under the Plan; provided that this Article XII shall not be deemed to authorize any increase in the number of Common Shares available for issuance under the Plan set forth in Section 3.1.
Article XIII
Stockholder Rights
     A Participant shall have no rights as a stockholder with respect to any Common Shares covered by an Award until he or she shall have become the holder of record of such Common Share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Common Shares, except as otherwise specifically provided for in this Plan.
Article XIV
Forfeiture and Recoupment for Financial Reporting Misconduct.
     If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, and if a Participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct (as determined by the Board), or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the Participant shall forfeit and disgorge to the Company any Award or portion thereof that would not have been earned hereunder absent such materially non- complying financial reporting.
Article XV
Section 409A of the Code
     In connection with a Participant’s termination of employment, the payment, settlement or exercisability of an Award held by a Participant who the Board reasonably believes is a “specified employee” (within the meaning of Section 409A of the Code) shall not be made before the first business day that is six months and one day after the date of such Participant’s termination of employment (or, if earlier, upon death) if the Board reasonably believes an Award to be subject to Section 409A(a)(2)(B) of the Code. Notwithstanding anything to the contrary in the Plan, the Board may in its absolute discretion alter or amend any of the provisions of this Plan if such alteration or amendment would be required to comply with Section 409A of the Code or any regulations promulgated thereunder.
Article XVI
Amendment, Modification, and Termination of the Plan
     The Board may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant holding such Award or the consent of a majority of Participants holding similar Awards (such majority to be determined based on the number of shares covered by such Awards). Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

Article XVII
Definitions
     Section 17.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:
     “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person; provided that a director, member of management or other Employee of the Company or any of its Subsidiaries shall not be deemed to be an Affiliate of the Investors. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.
     “Alternative Award” has the meaning given in Section 10.2.
     “Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Unit, Deferred Share, or Supplemental Unit granted under the Plan or any combination thereof, including Awards combining two or more types of Awards in a single grant.
     “Award Agreement” means a Subscription Agreement, an Option Agreement or any other agreement evidencing an Award.
     “Board” means the Board of Directors of the Company.
     “Cause” means, unless otherwise provided in the Award Agreement, any of the following: (1) the failure of the Participant to implement or adhere to material policies, practices, or directives of the Company, including of the Board; (2) conduct of a fraudulent and/or criminal nature; (3) any action of the Participant outside the scope of his or her duties that results in material financial harm to the Company, or (4) conduct that is in violation of any provision of any agreement between the Company or any of its affiliates and the Participant (including any noncompetition, noninterference, nonsolicitation or confidentiality agreement). A termination for Cause shall be deemed to include a determination following a Participant’s termination of service for any reason that the circumstances existing prior to such termination for the Company or one of its Subsidiaries to have terminated such Participants service for Cause.
     “Change in Control” means the first to occur of the following events after the Effective Date:
     (i) the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by the Investors, or any Affiliates of any of the foregoing;
     (ii) the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;
     (iii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (iii); or
     (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.
Notwithstanding the foregoing, a Public Offering shall not constitute a Change in Control.
     “Change in Control Price” means the price per Common Share offered in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, the Change in Control price shall be determined in good faith by the Board as constituted immediately prior to the Change in Control.
     “Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.
     “Common Shares” means the Common Stock, no par value, of the Company.
     “Company” means RSC Holdings Inc., a Delaware corporation, and any successor thereto.
     “Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.
     “Deferred Amount” has the meaning given in Section 9.1.
     “Deferred Share” means the deferred share units that confer upon a Participant the right to receive Shares at the end of a specified deferral period as set forth in Article IX.
     “Director Share Award” means an award pursuant to Article XI to an Eligible Director of Common Shares, a right to receive Common Shares or a payment measured by reference thereto and distributions thereon.

     “Disability” means, unless otherwise provided in an Award Agreement, a Participant’s long-term disability within the meaning of the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant, or in the absence of such a plan or program, as determined by the Board. The Board’s reasoned and good faith judgment of Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board.
     “Dividend Equivalents” means dividends paid by the Company with respect to Shares corresponding to Awards awarded under the Plan.
     “Effective Date” has the meaning given in Section 12.12.
     “Eligible Director” means a member of the Board other than an employee or officer of the Company or any of its Subsidiaries.
     “Employee” means any executive, officer or other employee of the Company or any Subsidiary.
     “Fair Market Value” means, as of any date of determination prior to a Public Offering, the per share fair market value on such date of a share of Common Shares as determined in good faith by the Board. In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, but not limited to, the earnings and other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company, and any recent valuation of the Common Shares that shall have been performed by an independent valuation firm (although nothing herein shall obligate the Board to obtain any such independent valuation). The determination of Fair Market Value will not give effect to any restrictions on transfer of the Common Shares or take into account any control premium, but shall be determined taking into account the fact that such shares would represent a minority interest in the Company and are illiquid. Following a Public Offering, “Fair Market Value” shall mean, as of any date of determination, the closing market price of the underlying security on such date per share of Common Shares as reported on the principal stock exchange on which the shares of Common Shares are then listed.
     “Investors” means collectively (i) Ripplewood Partners II, L.P., Oak Hill Capital Partners II, L.P., and Oak Hill Capital Management Partners II, L.P (ii) any Affiliate of any thereof, including any investment fund or vehicle managed, sponsored or advised by any thereof, and (iii) any successor in interest to any thereof.
     “Normal Retirement” means a termination of the Participant’s employment or service under circumstances that the Board determines as qualifying as retirement at normal retirement age for purposes of the Plan.

     “Option” means the right granted pursuant to the Plan to purchase one Common Share.
     “Option Agreement” means an agreement between the Company and a Participant embodying the terms of any Options granted pursuant to the Plan and in the form approved by the Board from time to time for such purpose.
     “Participant” means any Employee or Eligible Director who is granted an Award.
     “Performance Criteria” has the meaning given in Section 8.2.
     “Performance Period” means the period, as determined by the Board, during which the performance of the Company, any Subsidiary, any business unit and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved; provided, that the duration of any Performance Period shall be at least twelve months.
     “Performance Stock” shall mean an award of Common Stock that is forfeitable until the achievement of specified Performance Criteria as provided for in Section 8.1.
     “Performance Unit” shall mean a contractual right to receive Common Stock, or, at the discretion of the Board, cash based on the Fair Market Value of Common Stock, made pursuant to Section 8.1 that is forfeitable by the Participant until the achievement of specified Performance Criteria or until otherwise determined by the Board or in accordance with the terms of the Plan.
     “Period of Restriction” means the period during which a Restricted Stock or Restricted Stock Unit is subject to forfeiture.
     “Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.
     “Plan” means this RSC Holdings Inc. Amended and Restated Stock Incentive Plan.
     “Public Offering” means the first day as of which (i) sales of Common Shares are made to the public pursuant to an underwritten public offering of the Common Shares led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the Board has determined that shares of the Common Shares otherwise have become publicly-traded for this purpose.
     “Restricted Stock” means an award of Common Stock made pursuant to Section 7.1 that is forfeitable by the Participant until the completion of a specified period of future service or until otherwise determined by the Board or in accordance with the terms of the Plan.
     “Restricted Stock Unit” means a contractual right to receive Common Stock, or, at the discretion of the Board, cash based on the Fair Market Value of Common Stock, made pursuant to Section 7.1 that is forfeitable by the Participant until the completion of a specified period of future service or until otherwise determined by the Board or in accordance with the terms of the Plan.

     “Special Termination” means a termination by reason of the Participant’s death or Disability.
     “Stock Appreciation Right” means the right to receive a payment from the Company, in cash or Common Shares, in an amount to be determined under Article VII of the Plan.
     “Subscription Agreement” means a stock subscription agreement between the Company and a Participant embodying the terms of any stock purchase made pursuant to the Plan and in the form approved by the Board from time to time for such purpose.
     “Subsidiary” means any corporation, limited liability company or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.
     “Supplemental Unit” has the meaning given in Section 9.1.
     Section 17.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
Article XVIII
Miscellaneous Provisions
     Section 18.1 Nontransferability of Awards. Except as otherwise provided herein or as the Board may permit on such terms as it shall determine, no Awards granted under the Plan may be sold, transferred, pledged, assigned, hedged, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s life-time by such Participant only (or, in the event of the Participant’s Disability, such Participant’s legal representative). Following a Participant’s death, all rights with respect to Awards that were outstanding at the time of such Participant’s death and have not terminated shall be exercised by his designated beneficiary or by his estate in the absence of a designated beneficiary.
     Section 18.2 Tax Withholding. The Company or the Subsidiary employing a Participant shall have the power to withhold up to the minimum statutory requirement, or to require such Participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any Award granted under the Plan. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Board may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender Common Shares (including Common Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (but no greater amount).

     Section 18.3 Beneficiary Designation. Pursuant to such rules and procedures as the Board may from time to time establish, a Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his lifetime.
     Section 18.4 Delivery of Financial Statements to Participants. Each year the Company will provide the Company’s annual financial statements to the Participants and any other disclosures required for compliance with applicable securities laws, to the extent applicable.
     Section 18.5 No Guarantee of Employment or Participation. Nothing in the Plan or in any agreement granted hereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Company or any Subsidiary. No Employee or Eligible Director shall have a right to be selected as a Participant or, having been so selected, to receive any Awards.
     Section 18.6 No Limitation on Compensation; No Impact on Benefits. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its Employees or Eligible Directors, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy or program. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.
     Section 18.7 No Voting Rights. Except as otherwise required by law, no Participant holding any Awards granted under the Plan shall have any right in respect of such Awards to vote on any matter submitted to the Company’s stockholders until such time as the shares of Common Shares underlying such Awards have been issued, and then, subject to the voting restrictions contained in the Subscription Agreement.
     Section 18.8 Requirements of Law. The granting of Awards and the issuance of shares of Common Shares pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Awards shall be granted under the Plan, and no Common Shares shall be issued under the Plan, if such grant or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.
     Section 18.9 Freedom of Action. Nothing in the Plan or any Award Agreement evidencing an Award shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action.

     Section 18.10 Unfunded Plan; Plan Not Subject to ERISA. The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.
     Section 18.11 Term of Plan. The Plan shall be effective as of December 1, 2006 (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Article XVI, until the later of: (i) the tenth anniversary of the original effective date of the Plan, or (ii) the fifth anniversary of the effective date of the latest Plan amendment approved by the Company’s shareholders that increases the total number of shares available for issuance under the Plan. Following the termination of the Plan, the provisions of the Plan shall continue thereafter to govern all outstanding Awards granted prior to such termination.
     Section 18.12 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

RSC HOLDINGS INC.
6929 EAST GREENWAY PARKWAY
SCOTTSDALE, AZ 85254
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to RSC Holdings Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RSCHL 1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

RSC HOLDINGS INC.

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.

Vote On Directors

1.	To elect three Directors to hold office until the 2011 Annual Meeting of Stockholders
		For	Withhold
Nominees:

	1 a. Christopher Minnetian	☐	☐

	1 b. John R. Monsky	☐	☐

	1 c. Donald C. Roof	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date

Vote On Proposals

		For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm, for our year ending December 31, 2008.	☐	☐	☐

3.
To approve an amendment to our Amended and Restated Stock Incentive Plan which includes an increase in the aggregate number of shares of Common Stock available for issuance under such plan by 3,600,000 shares, to a total of 10,982,943 shares.
		☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

RSC HOLDINGS INC.
6929 EAST GREENWAY PARKWAY
SCOTTSDALE, ARIZONA 85254
ANNUAL MEETING OF STOCKHOLDERS
May 29, 2008
The undersigned hereby appoints Erik Olsson and Kevin J. Groman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RSC Holdings Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on May 29, 2008, at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Scottsdale Marriott at McDowell Mountains, 16770 Perimeter Drive, Scottsdale, Arizona 85260. We intend to mail this proxy card on or about April 18, 2008, to all stockholders entitled to vote at the Annual Meeting.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF AND FOR EACH PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE